    As filed with the Securities and Exchange Commission on November 7, 1997

                           Registration No. 333-25425
        -----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------
                           DYNAMIC INTERNATIONAL, LTD.
                         (Name of issuer in its charter)

Nevada                                         5099                   93-1215401
(State or other jurisdiction         (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)    Classification Code)             Identification Number)


58 Second Avenue                                   Marton Grossman, President
Brooklyn, New York 11215                           58 Second Avenue
718-369-4160                                       Brooklyn, New York 11215
                                                   718-369-4160
(Address and telephone number                      (Name, address and telephone
of registrant's principal executive                number of agent for service)
offices and principal place of business)

                      ------------------------------------
                                   Copies to:
Richard F. Horowitz, Esq.
Louis A. Brilleman, Esq.                      Gerald A. Kaufman, Esq.
Heller, Horowitz & Feit, P.C.                 33 Walt Whitman Road
292 Madison Avenue                            Huntington Station, New York 11746
New York, New York 10017                      Telephone: 516-271-2055
Telephone: (212) 685-7600

   Approximate date of commencement of proposed sale to public:
   As soon as practicable after the effective date of the registration statement If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                              CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities to be  Amount To Be   Proposed Maximum Offering   Proposed Maximum Aggregate       Amount of
Registered                               Registered     Price Per Security          Offering Price(1)            Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Units                                       1,380,000                       $5.00                   $6,900,000         $2,090.91
Common Stock included in the Units          1,380,000                        ____                         ____              ____
Class A Warrants included in the Units      1,380,000                        ____                         ____              ____
Class B Warrants included in the Units(2)   1,380,000                        ____                         ____              ____
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying A Warrants(3)       1,380,000                       $6.00                   $8,280,000         $2,509.09
----------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying B Warrants(3)       1,380,000                      $10.00                  $13,800,000         $4,181.82
----------------------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3)                     120,000                      $0.001                         $120             $0.04
----------------------------------------------------------------------------------------------------------------------------------
Units included in Underwriter's Warrants      120,000                       $8.25                     $990,000           $300.00
Units underlying Underwriter's Warrants       120,000                        ____                         ____              ____
Common Stock included in the Units            120,000                        ____                         ____              ____
Class A Warrants included in the Units        120,000                        ____                         ____              ____
Class B Warrants included in the Units        120,000                        ____                         ____              ____
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying A Warrants(3)         120,000                       $9.90                   $1,188,000           $360.00
included in the Underwriter's Warrants
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying B Warrants(3)         120,000                      $16.50                   $1,980,000           $600.00
included in the Underwriter's Warrants
------------------------------------------------------------------------------------------------------------------------------------
Total (4)                                                                                          $33,138,120        $10,041.86
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457 promulgated under the Securities Act of 1933.
(2) Includes up to 180,000 of each of the listed securities which may be purchased by the Underwriter to cover over-allotments, if any.
(3) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable by virtue of the anti-dilution provisions in the Warrants.
(4) Previously paid.

      The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           DYNAMIC INTERNATIONAL, LTD.

Cross Reference Sheet Showing Location in Prospectus of Information Required Therein by Items 1 through 12 of Form S-1

         Registration Statement                         Prospectus Caption
            Item and Heading                               or Location
         ----------------------                         ------------------

 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus........   Outside Front Cover Page

 2.  Inside Front and Outside Back Cover Pages
     of Prospectus.................................   Inside Front and Outside
                                                      Back Cover Pages of
                                                      Prospectus

 3.  Summary Information, Risk Factors and Ratio
     of Earnings to Fixed Charges..................   Prospectus Summary, Risk
                                                      Factors

 4.  Use of Proceeds...............................   Use of Proceeds

 5.  Determination of Offering Price...............   Cover Page, Risk Factors,
                                                      Underwriting

 6.  Dilution......................................   Dilution

 7.  Selling Security Holders......................   Not Applicable

 8.  Plan of Distribution..........................   Underwriting

 9.  Description of Securities to be Registered....   Description of Securities

10.  Interests of Named Experts and Counsel........   Legal Matters; Experts

11.  Information With Respect to Registrant........   Business; Selected
                                                      Financial Data; Management
                                                      Discussion and Analysis of
                                                      Financial Condition and
                                                      Results of Operations

12.  Disclosure of Commission Position
     on Indemnification for Securities Act
     Liabilities...................................   Disclosure of Commission
                                                      Position on
                                                      Indemnification for
                                                      Securities Act Liabilities

                  SUBJECT TO COMPLETION DATED NOVEMBER 7, 1997

                                -----------------
                           DYNAMIC INTERNATIONAL, LTD.
                             ----------------------
                                 1,200,000 Units
                  Each Consisting of One Share of Common Stock
                       One Class A Redeemable Warrant and
                         One Class B Redeemable Warrant


      Dynamic International, Ltd., a Nevada corporation (the "Company"), hereby offers through Patterson Travis, Inc., the underwriter for the offering (the "Underwriter") 1,200,000 units ("Units"), each Unit consisting of one share of Common Stock, $.001 par value (the "Common Stock"), one redeemable Class A Warrant (the "Class A Warrants) and one redeemable Class B Warrant (the Class B Warrants, together with the Class A Warrants, the "Warrants") at a price of $5.00 per Unit. The Units, the Common Stock and the Warrants are herein sometimes referred to as the "Securities." The Common Stock and the Warrants will be separately tradable commencing __________ [90 days after the effective date] (the "Separation Date"). Each Class A Warrant entitles the holder to purchase one share of Common Stock at $6.00, commencing on the Separation Date until [18 months from the date of this Prospectus]. Each Class B Warrant entitles the holder to purchase one share of Common Stock at $10.00, commencing on the Separation Date until [three years from the date of this Prospectus]. The A Warrants and the B Warrants are redeemable by the Company at $.01 per Warrant on thirty days' prior written notice at any time provided that the average closing bid price for the Common Stock is no less than $9.00 per share with respect to the A Warrants and $15.00 with respect to the B Warrants for any ten trading days within a period of 30 consecutive trading days as reported on the principal exchange or market on which the Common Stock is then traded. The Units, and, commencing on the Separation Date, the Common Stock and Warrants are expected to be quoted in the OTC Bulletin Board Service under the symbols DYNIU, DYNI and DYNIW, respectively. No assurance can be given that an active trading market will develop, or if developed, will be sustained. See "Description of Securities."

      Currently, no active public market exists for the Units, Common Stock or Warrants. While the Company's application for initial inclusion on the Nasdaq SmallCap Market ("Nasdaq") was denied, the Company intends to pursue such application, including a possible appeal of the decision. There can be no assurance that the Company's securities will be listed on Nasdaq or that an active public market will develop after the completion of this offering. See "Risk Factors-No Assurance for Public Market for the Units, Common Stock or Warrants." The offering price of the Units and the exercise price of the Warrants have been arbitrarily determined by the Company and the Underwriter and do not necessarily bear any relationship to the Company's assets, book value, results of operations or other generally accepted criteria of value.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN. SEE "RISK FACTORS" AND "DILUTION" COMMENCING ON PAGES 6 AND 12, RESPECTIVELY.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY SUCH STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
   THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
            Price to Public     Underwriting Discount(1)     Proceeds to Company
--------------------------------------------------------------------------------
Per Unit              $5.00                     $0.50                      $4.50
(2)
--------------------------------------------------------------------------------
Total            $6,000,000                   $600,000                $5,400,000
================================================================================


(1) Does not include additional compensation to the Underwriter in the form of (a) a non-accountable expense allowance of three percent of the gross proceeds of this offering and (b) warrants, purchasable at a nominal price, to acquire 120,000 Units at an initial exercise price of $8.25 per Unit (the "Underwriter's Warrants"), subject to adjustment in the event of issuances of securities by the Company below the then current exercise price of the Underwriter's Warrants, or a reorganization, consolidation, merger or similar corporate transaction involving the Company. Also, under certain circumstances, in accordance with NASD rules and regulations, the Underwriter will receive a warrant solicitation fee equal to 8% of the exercise price of the Warrants it causes to be exercised (or $1,536,000, assuming exercise of all Warrants). In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to retain the Underwriter as a financial consultant for the two years following the closing of this offering for an aggregate fee of $20,000 payable at closing. See "Underwriting."

(2) For the purpose of covering over-allotments, if any, the Company has granted to the Underwriter an option, exercisable within forty five days of the date hereof, to purchase up to an additional 180,000 Units upon the same terms and conditions as the Securities offered hereby. If such over-allotment option is exercised in full, the Total Price to Public will be $6,900,000, the Total Underwriting Discount will be $690,000 and the Proceeds to the Company will be $6,210,000. See "Underwriting." PATTERSON TRAVIS, INC. The date of the Prospectus is ________, 1997.

                             PATTERSON TRAVIS, INC.
                 The date of the Prospectus is ________, 1997.

      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMPANY'S SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      The Securities are being offered on a "firm commitment" basis subject to receipt and acceptance of the Securities by the Underwriter, subject to approval of certain legal matters by its counsel and subject to prior sale. The Underwriter reserves the right to withdraw, cancel or modify the offering and to reject any order in whole or in part. It is expected that delivery of certificates representing the Securities will be made at the offices of the Underwriter against payment therefor in New York on or about _________, 1997.

                             ADDITIONAL INFORMATION

      The Company has filed with the headquarters office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-1 under the Securities Act of 1933 with respect to the Securities offered hereby. This Prospectus filed as part of such Registration Statement does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement. For further information pertaining to the Securities offered hereby and the Company, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits thereto may be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the SEC, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. This material can be found at http://www.sec.gov.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      Prospective investors should read this Prospectus carefully before making any investment decision regarding the Company, and should pay particular attention to the information contained in this Prospectus under the heading "Risk Factors" and in the financial statements and related notes appearing elsewhere in this Prospectus. In addition, prospective investors should consult their own advisors in order to understand fully the consequences of an investment in the Company. Unless indicated otherwise, the information contained herein gives effect to a one for five reverse split of the Company's issued and outstanding Common Stock that was completed in September 1997 (the "Reverse Stock Split"). The following summary does not purport to be complete and is qualified by the more detailed information appearing elsewhere in this Prospectus.

                                   The Company

      Dynamic International, Ltd., a Nevada corporation ("DIL"), is engaged in the design, marketing and sale of a diverse line of hand exercise and light exercise equipment, including hand grips, running weights, jump ropes and aerobic steps and slides. It markets these products under the licensed trademarks SPALDING(R) and KATHY IRELAND(R) as well as under its own trademarked name SHAPE SHOP(R). In addition, it designs and markets sports bags and luggage, which are marketed primarily under the licensed name JEEP(R) and under its own names PROTECH(R) and SPORTS GEAR(R). The Company's objective is to become a designer and marketer of goods that are associated with a free-spirited lifestyle and leisure time.

      The Company is the successor to Dynamic Classics, Ltd., a Delaware corporation, incorporated in 1986 ("DCL," together with DIL, the "Company"), which was the successor to a New York company incorporated in 1964. In August 1996, DCL merged with and into DIL, which had been newly formed for the purpose of this merger. The objective of the merger was to change the Company's state of incorporation from Delaware to Nevada.

                             Plan of Reorganization

      In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. For the fiscal year ended April 30, 1995, sales of these products represented approximately 53% of the Company's gross sales. However, due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial charge backs by its customers. Although, pursuant to a written agreement, one of the manufacturers, China National Metals and Minerals ("CNM"), acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, it breached this agreement soon thereafter. In March 1995, CNM sued the Company for monetary damages alleging, among other things, breach of contract. The Company and CNM subsequently settled the matter by releasing each other from any claims and allowing CNM to collect an aggregate of $15,000 from the Company. The Company suffered severe losses from its venture into this line of business and in August 1995 filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Reform Act of 1978 (the "Bankruptcy Code").

      In May 1996, the Bankruptcy Court approved a plan of reorganization pursuant to which creditors received partial satisfaction of their claims. MG Holdings Corp. ("MG Holdings"), which had purchased a promissory note from the Company's principal lender, received 2,976,000 shares of Common Stock in full satisfaction of the promissory note. The number of shares issued to MG Holdings represented 93% of the issued and outstanding shares. As a result, MG Holdings acquired absolute control over the Company's affairs. MG Holdings is wholly-owned by Marton Grossman, the Company's Chairman and President. See "Principal Stockholders" and "Certain Relationships and Related Transactions." In addition, as part of the plan of reorganization, the Company, then known as DCL, merged into DIL, a newly formed Nevada corporation, for the purpose of changing its state of incorporation. See "Business--Plan of Reorganization" and "--Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  The Offering

Securities Offered .................   1,200,000 Units, each consisting of one
                                       share of Common Stock, one Class A
                                       Warrant and one Class B Warrant (1)

Price Per Unit......................   $5.00

Common Stock Outstanding Before
         Offering...................   3,198,798 shares

Common Stock Outstanding After
         Offering...................   4,398,798 shares (2)

Estimated Net Proceeds..............   $5,100,000 ($5,890,000 if the
                                       over-allotment option is exercised in
                                       full), after deducting commissions and
                                       filing, printing, legal, accounting and
                                       miscellaneous expenses payable by the
                                       Company estimated at $900,000.

Use of Proceeds.....................   To purchase inventory, debt repayment,
                                       advertising, marketing and for working
                                       capital. See "Use of Proceeds."


Proposed Symbols
         Units.....................    DYNIU
         Common Stock...............   DYNI
         Warrants...................   DYNIW


----------
(1) The A Warrants will be exercisable at $6.00 per share for a period of 18 months from the date of this Prospectus. The B Warrants will be exercisable at $10.00 per share for a period of three years from the date of this Prospectus. The Warrants will be redeemable at $.01 per Warrant upon the giving of thirty (30) days prior written notice provided that the price of the Common Stock has equaled or exceeded $9.00 with respect to the A Warrants and $15.00 with respect to the B Warrants for any ten trading days within a period of 30 consecutive trading days.

(2) Assumes the Underwriter's over allotment option for 180,000 Units is not exercised. See "Underwriting." Excludes (i) up to 2,400,000 shares of authorized but unissued Common Stock reserved for issuance upon exercise of the Warrants included in the offering (ii) up to 120,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (iii) up to 240,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; (iv) up to an additional 540,000 shares of Common Stock (including 360,000 shares of Common Stock underlying warrants) issuable upon exercise of the Underwriter's over-allotment option; and (v) 2,000,000 shares of Common Stock issuable to Mr. Grossman, the Company's Chairman and President over a three year period, provided the Company meets certain earnings criteria. See "Description of Securities," "Underwriting" and "Management."

            Benefits of Offering to Company's Chairman and President

      A portion of the proceeds of this offering will be used for the benefit of affiliates of the Company. Specifically, approximately $1.2 million will be paid to MG Holdings, which is wholly owned by the Company's Chairman and President, in repayment of loans, including accrued interest, made during the Company's Chapter 11 proceedings. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Summary Financial Information

      Set forth below are selected financial data with respect to the Company for the three months ended July 31, 1997, the nine months ended April 30, 1997, the three months ended July 31, 1996, and the years ended April 30, 1996, 1995 and 1994. These data should be read in conjunction with the financial statements of the Company and the related notes included elsewhere herein. Effective August 8, 1996, the Company emerged as the surviving entity in a merger with DCL. The balance sheet of the combined entity was substantially similar to that of DCL immediately prior to the merger. As a consequence, the financial data of the Company for the reporting periods prior to July 31, 1996 consist of those of DCL.

                                   Reorganized Company                                        Predecessor Company
                      ----------------------------------------------   --------------------------------------------------------
                                                                                                    Year ended April 30
                                                                                                    -------------------
                           3 Months
                              Ended                   9 Months Ended   3 Months Ended
                      July 31, 1997                   April 30, 1997    July 31, 1996         1996           1995          1994
                      -------------                   --------------   --------------         ----           ----          ----
Net Sales                $1,834,162                       $7,492,729       $1,983,164   $7,151,715    $32,533,097   $29,497,353

Income/(Loss) for
period                       38,665                          119,399          (76,364)   6,945,299    (11,227,335)      244,308

Net Income per
Share                           .01                              .04


Selected Balance                      July 31, 1997
Sheet Data:           July 31, 1997   As Adjusted(1)  April 30, 1997
----------            -------------   --------------  --------------

Working Capital
(Deficit)                 $(221,664)      $4,823,901        $(45,789)                    $(293,884)   $(7,493,435)   $3,094,821

Total Assets              4,628,741        8,606,657       4,807,062                     4,253,396      6,414,185    16,677,772

Long term
obligations,
including
capitalized lease
obligations                  54,435              -0-         215,254                        23,965        116,124       127,877

----------
      (1) Gives effect to the application of the net proceeds of this offering estimated to be $5,100,000. Does not give effect to (i) up to 2,400,000 shares of authorized but unissued Common Stock reserved for issuance upon exercise of the Warrants included in the offering (ii) up to 120,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (iii) up to 240,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; (iv) up to an additional 540,000 shares of Common Stock (including 360,000 shares of Common Stock underlying warrants) issuable upon exercise of the Underwriter's over-allotment option; and (v) 2,000,000 shares of Common Stock issuable to Mr. Grossman, the Company's Chairman and President, over a three year period, provided the Company meets certain earnings criteria. See "Description of Securities," "Underwriting" and "Management."

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The purchase of the Securities offered hereby involves a high degree of risk, including, but not necessarily limited to, the risks described below. Before subscribing for the Securities offered hereby, each prospective investor should consider carefully the general investment risks enumerated elsewhere in this Prospectus and the following risk factors, as well as the other information contained in this Prospectus.

      Emergence from Bankruptcy. In August 1995, the Company filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. In May 1996, the Bankruptcy Court approved a plan of reorganization pursuant to which creditors received partial satisfaction of their claims. The Company believes that the losses that led to the bankruptcy proceedings were caused by the manufacturing defects and poor construction of treadmills and rowing machines delivered to the Company by its manufacturers. As a result, the Company has abandoned the sale of these products. Nevertheless, there can be no assurance that the Company has accurately identified the precise source of its financial problems and that it has sufficiently addressed such problems. Any failure by the Company to adequately deal with its financial difficulties may lead to new problems that, as in the past, may have a material adverse impact on the condition and prospects of the Company. In addition, there can be no assurance that the Company will be able to fully recover from the bankruptcy proceedings and regain acceptance as a reputable company. Further, the Company's bankruptcy proceedings may hamper its ability to establish new relationships with commercial lenders and, as a result, complicate its efforts to obtain financings. See "Business--Plan of Reorganization."

      Shifting Consumer Preferences. The market for exercise and luggage products is impacted by short-term trends. Therefore, the business of designing, manufacturing and marketing such products is highly susceptible to fast changing consumer preferences. The Company's sports bag/luggage business is greatly affected by demographic trends, frequent shifts in prevailing fashions and styles and retailer practices. The Company's success in this area is dependent on its ability to quickly and effectively initiate and/or respond to changes in market trends and other consumer preferences. The ongoing competitive nature of the luggage industry presents a continuous risk that new products may emerge and compete with the Company's existing sports bags/luggage products.

      Similarly, the success of the Company's exercise products is mostly a product of the perceived needs by consumers to improve their health and fitness. In addition, the type of exercise equipment used by consumers may vary from time to time based on which part of the body is perceived by consumers to require the most exercise and how such consumers believe they may attain maximum results from their efforts to stay fit. Therefore, the Company's ability to market its exercise equipment will be dependent on its ability to anticipate consumers' perceived fitness needs.

      Dependence on Affiliated Parties. Pursuant to an unwritten understanding, Achim Importing Co. ("Achim") arranges for the issuance by its financial lender of letters of credit in favor of the Company's overseas suppliers thereby enabling the Company to finance the purchases of its inventory. Also, from time to time, when taking deliveries from domestic suppliers, Achim purchases products from the manufacturer and resells them to the Company in order to accommodate Achim's commercial lenders who often require a security interest in the merchandise until it has been sold and the lender has been repaid. The Company pays Achim for the amount actually paid to the supplier (including any applicable discounts) without markup, reimburses Achim for its bank charges and pays it interest at the prime rate plus one percent on the unpaid balance of the purchases. As of April 30, 1997, the Company owed an amount of $2,590,360 in principal and interest under this arrangement. As of September 30, 1997, this sum had decreased to $1,440,476. See "Certain Relationships and Related Transactions." The weighted average interest rate paid by the Company to Achim at September 30, 1997, April 30, 1997 and April 30, 1996 was 9.37%, 9.25% and
11.5%, respectively. Achim is wholly owned by Mr. Marton Grossman, the Company's Chairman and President. If Achim were to terminate this arrangement for any reason, the Company would be forced to arrange for its own commercial financing which would likely result in higher interest rates, fees and other charges, and which would therefore have a material adverse effect on the ability of the Company to purchase inventory and finance its operations.

      In addition, all of the Company's assets are subject to a lien in favor of MG Holdings, an entity that is wholly owned by Mr. Grossman, to secure repayment of a promissory note in the principal amount of approximately $1,200,000. This sum represents debtor in possession financing advanced by MG Holdings pursuant to an order by the Bankruptcy Court.

      Also, the Company is party to an agreement pursuant to which Achim assists the Company in the performance of a great number of administrative functions, including, among other things, the maintenance of financial and accounting books and records, the preparation of monthly financial accounts receivable aging schedules and other reports and the performance of credit checks on the Company's customers. In consideration for these services, Achim receives an annual fee, payable monthly, calculated as a percentage of the Company's invoiced sales originating at the warehouse ranging from 4% of invoiced sales under $30 million to 3% for sales of $60 million or more. For sales not originating at the warehouse, Achim receives a service fee in the amount of 1.5% of the Company's invoiced sales to customers and accounts located in the United States if payment is made by letter of credit and 1% if such customers and accounts are located outside the United States, irrespective of manner of payment. Achim also provides warehousing services consisting of receiving, shipping and storing of the Company's merchandise. The Company pays a monthly fee of 3% of the Company's invoiced sales originating at the warehouse in connection with the warehousing services performed by Achim under this agreement. Achim's business is unrelated to the Company's business, and it does not render to any other entity services similar in nature to the services performed for the Company.


      Further, the Company's offices and warehouse are made available to it on a rent-free at will basis by Achim which leases the property from Sym Holding, an entity controlled by Isaac Grossman, the Company's Vice Chairman, Treasurer and Secretary. See "Business - Management Agreement with Achim Importing Co.," Properties" and "Certain Relationships and Related Transactions."


      Consumer Acceptance of the Company's Products. The Company's revenues are substantially dependent on its sports bag/luggage products. The marketing success of those products depends, among other things, upon rapidly changing consumer acceptance, which is difficult to predict and over which the Company has little, if any, control. In addition, the upscale market for sports bags/luggage products is dominated by name brands and fashion designers with wide name recognition and consumer acceptance. As a result, the Company's ability to market its products and effectively compete is mostly dependent on its ability to anticipate consumer preferences and design luggage products that will appeal to its customers. Although the Company believes that it has the ability and experience to recognize potentially valuable products and to gauge trends in the sports bags/luggage business, no assurance can be given that the Company will at all times be able to make accurate predictions as to the preference of its customers.

      Reliance on Licenses. The market for exercise equipment is dominated by a number of well known name brands. Although the Company believes that its licenses with respect to the trademarks SPALDING and KATHY IRELAND provide it with some of the most prominent names in exercise equipment, the Company's success in marketing its exercise products will be greatly dependent on its continuing right to use these trademarks as well as its ability to secure additional licenses. Any interruption in the Company's rights to use certain trademarks, including SPALDING and KATHY IRELAND, may have a materially adverse impact on the Company's revenues. See "Business--Intellectual Property--License Agreements."

      Dependence on Foreign Suppliers. Approximately 75% of the Company's products are manufactured overseas, notably in the Far East. The Company's arrangements with foreign suppliers are subject to the risks of doing business abroad, including currency fluctuations and revaluations, restrictions on the transfer of funds and, in certain parts of the world, political instability, changes in import duties and quotas, disruptions or delays in shipments and transportation and labor disputes. The Company is also exposed to risks associated with changes in the laws and policies that govern foreign investment in countries where it acquires inventory and, to a lesser extent, changes in U.S. laws and regulations relating to foreign trade and investment. While the Company believes that alternative sources of supply are available, any serious disruptions could materially impair the Company's ability to deliver exercise and sports bag/luggage products in a timely manner. See "Business--Products."

      Seasonality. The Company's business is highly seasonal with higher sales typically in the second and third quarters of the fiscal year as a result of shipments of exercise equipment and sports bag/luggage related to the holiday season. Although the Company does not believe that the effects of seasonality have had a material impact on the Company to date, seasonality of the business requires advance planning and other special preparations to fully benefit from a short period during which most of the Company's revenues are generated. If the Company fails to generate sufficient revenues during this period, this may have a material adverse impact on the Company's business. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

      Potential Need for Additional Financing. The Company anticipates that the proceeds from this offering together with the projected cash flows from operations and the availability of the Achim credit line will be sufficient to fund its contemplated cash requirements for the twelve months following the consummation of this offering. Nevertheless, significant additional funding may be required following this offering in order for the Company to further expand the marketing of its products. Therefore, the Company will likely be required to raise additional funds through alternative financing methods. There can be no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to the Company.

      Dependence on Key Personnel. The success of the Company depends in part upon the successful performance of the Company's Chief Executive Officer and Chairman, who is 66 years old, for the continued marketing and operation of the Company. The Company does not have an employment agreement with Mr. Grossman, who spends approximately 20% of his time working for the Company. Although the Company has employed, and will likely employ in the future, additional qualified employees, if Mr. Marton Grossman fails to perform his duties for any reason, the ability of the Company to market, operate and support its products may be adversely affected. The Company is currently investigating the possibility of obtaining key-man life insurance on the life of Mr. Grossman. See "Management."

      Competition. Although the Company believes that the products it sells are unique in several ways, there are other companies that have similar products, many of which companies have substantially greater financial and other resources than the Company. Moreover, there can be no assurance that there are no products that would compete effectively with the Company's proposed products or that other companies, many of which have financial resources, marketing staffs and facilities greater than those of the Company, are not currently developing, or in the future will not develop, products that may have advantages over the Company's proposed products or that may undercut what the Company believes are the advantages of the Company's products. See "Business - Competition."

      Dependence on Principal Customers. For the year ended April 30, 1997, K-Mart and Service Merchandise accounted for approximately 25% and 13%, respectively, of the Company's sales. Although the Company intends to diversify its customer base in the future, any significant decline in sales to the Company's principal customers could have a material adverse effect on the Company. The Company has no written agreements with any of its customers. See "Business."

      Need to Increase Marketing Capability. In order to achieve continued growth following the offering, the Company will need to expand its marketing and sales and develop a network of marketing and sales representatives. There can be no assurance that the Company will be able to build such a marketing staff or sales force, that the cost of establishing such a marketing staff or sales force will not exceed any product revenues, or that the Company's direct sales and marketing efforts will be successful. Alternatively, the Company may enter into co-marketing or other licensing arrangements. To enter into co-marketing or other licensing arrangements, the Company must establish and maintain corporate relationships. There can be no assurance that such corporate relationships can be established or maintained on terms acceptable to the Company, if at all. To the extent the Company enters into co-marketing or other licensing arrangements, any revenues received by the Company will be dependent on the efforts of third parties, and there can be no assurance that such efforts will be successful. Although the Company believes that future corporate partners, if any, will have an economic motivation to commercialize any such products, the Company may not have any direct control over such partners' commercialization efforts. Neither Achim nor any party related to Messrs. Marton and Isaac Grossman presently intends to provide marketing services to the Company. See "Business."

      Limited Liability Insurance. The marketing and sale of the Company's products entails a risk of product liability claims and claims of omission by consumers and others. The Company has a general policy of disclaiming liability arising from its products. The Company also maintains liability insurance which provides for coverage of up to $10,000,000 per occurrence. Nevertheless, in the event of a successful liability claim against the Company, there can be no assurance that the current insurance coverage will be adequate. Any successful liability claim that exceeds the Company's insurance coverage could have a material adverse effect on the Company.

      Dilution; Cheap Stock. Purchasers of the Units offered hereby will experience immediate and substantial dilution in the net tangible book value of shares of Common Stock (including the shares underlying the Warrants) included in the Units in that the net tangible book value of such shares will be substantially less than the offering price per share of such shares. Specifically, the investors in this offering will experience immediate dilution of $3.87 per share of Common Stock, or approximately 77% of the $5.00 offering price. In addition, since the current stockholders of the Company have acquired their respective equity interests at a cost substantially below the offering price, the public investors will bear most of the risk of loss. See "Dilution."

      Voting Control; Potential Anti-Takeover Effect. After the completion of this offering, the Company's current principal stockholders and the executive officers and directors of the Company will beneficially own approximately 68% of the Company's outstanding Common Stock and, accordingly, will be able to continue to elect all of the directors and, therefore, to absolutely control the Company's affairs. As a result of the absolute control exercisable by current management, potential takeover bids for the Company may be deterred. This may have a depressive effect on the price of the Securities offered hereby. In addition, the Company has agreed to issue to its Chairman and President an additional 2,000,000 shares of Common Stock over a three year period if the Company meets certain earnings criteria. See "Security Ownership of Certain Beneficial Owners and Management" and "Management."

      No Payment of Dividends. The Company has not paid any dividends on its Common Stock. For the foreseeable future, the Company anticipates that earnings, if any, that may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of the Common Stock. See "Description of Securities."

      Arbitrary Determination of Offering Price and Warrant Exercise Price. The offering price of the Units and the exercise price of the Warrants have been arbitrarily determined by negotiation between the Company and the Underwriter and do not necessarily bear any relationship to the assets, book value, operating or financial results or net worth of the Company or other generally accepted criteria of value and should not be considered as indicating any intrinsic value for the Securities. See "Underwriting."


      No Assurance of Public Market for the Units, Common Stock or Warrants. Prior to the Company's filing for protection under the Bankruptcy Code, the Company's securities were traded on Nasdaq. However, immediately prior to this offering, there was no active public market for the Units, Common Stock or Warrants, and there can be no assurance that such markets will develop or, if developed, will be sustained after completion of this offering. While the Underwriter has informed the Company that it will endeavor to make a market in the Units and, after the Separation Date, the Common Stock and Warrants, there can be no assurance that a trading market will develop or be sustained or that the securities offered hereby will be saleable at or near their offering price. In the event the Underwriter, for any reason, ceases making a market in the Company's securities, the trading market in the Company's securities will likely be materially adversely affected. See "Underwriting."

      The Company has been advised by the Underwriter that it has made application to initiate quotation of the Securities in the OTC Bulletin Board Service. Currently, no active public market exists for the Units, Common Stock or Warrants. While the Company's application for initial inclusion on the Nasdaq SmallCap Market was denied, the Company intends to pursue such application, including a possible appeal of the decision. There can be no assurance that an active public market will develop after the completion of this offering or that the Company will be successful in its appeal to have the Securities included on the Nasdaq.


      Exercise of Warrants Subject to Current Effective Registration and Qualification. Any exercise of the Warrants must be made pursuant to a prospectus which is current at the time of exercise. The Company has agreed to use its best efforts to maintain a current effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock issuable upon exercise of the Warrants. If the Company is unable to maintain a current registration statement for any reason, the Warrants may not be exercised. Although the Securities offered hereby will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket which may develop for the Warrants in, or purchasers of the Warrants may move to, jurisdictions in which the shares of Common Stock underlying the Warrants are not registered or qualified during the period when the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in jurisdictions in which such purchasers reside, or an exemption to such qualification exists in such jurisdictions. No assurance can be given that the Company will be able to effect any required registration or qualifications. See "Description of Securities - Warrants."


      Possible Depressive Effect of Rule 144 Sales. Approximately 2,976,000 shares of Common Stock may be deemed to be "restricted securities" under Rule 144 promulgated under the Securities Act. Under Rule 144, such shares may be publicly sold immediately, subject to volume restrictions (i.e. during any three month period an amount equal to the greater of the average weekly trading volume for the four weeks preceding the date of sale or 1% of the then outstanding shares). Any such sales could have a depressive effect on the market price for the Securities being offered hereby. Approximately 93% of the currently issued and outstanding shares are owned by a series of trusts for the benefit of relatives of Marton Grossman. Isaac and Sheila Grossman are among the trustees of these trusts. Although no lock-up agreements are in effect with respect to any of such shares of Common Stock, the Company has been advised that there is no current intent to resell any of such securities. See "Description of Securities - Shares Available for Future Sale" and "Security Ownership of Certain Beneficial Owners and Management."


      Investors should be aware that sales of the Company's Common Stock pursuant to options and warrants may have a depressive effect on the price of the Common Stock and the Warrants, and that the issuance of additional shares of Common Stock upon the exercise of options, warrants, the Warrants and the Warrants included in the Units underlying the Underwriter's Warrants will also dilute the proportionate ownership of the then current stockholders of the Company. See "Description of Securities--Warrants."

      Possible Issuance of Substantial Amounts of Additional Shares Without Stockholder Approval. After this offering, the Company will have a large number of shares of Common Stock authorized but unissued and reserved for issuance pursuant to (i) exercise of the Warrants being offered hereby, (ii) exercise by the Underwriter of the Underwriter's Warrants and the exercise of the Warrants included in the Units underlying the Underwriter's Warrants (the Underwriter's Warrants, including the underlying Units, the Common Stock and the Warrants included therein are collectively sometimes referred to herein as the "Underwriter's Securities"), and (iii) an agreement to issue an aggregate of 2,000,000 shares of Common Stock to the Company's Chairman and President over a three-year period, provided the Company meets certain earnings criteria. All of such shares and any additional shares may be issued without any action or approval by the Company's stockholders. Although, other than as set forth in the previous sentence, there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares, or securities convertible into any such shares by the Company, any additional shares issued would further dilute the percentage ownership of the Company held by the public stockholders and would likely have an adverse impact on the market price of the Common Stock. See "Description of Securities."

      In addition, the Company is authorized to issue 10,000,000 shares of Preferred Stock of which, as of the date hereof, none are outstanding. Shares of Preferred Stock are issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration as the Board of Directors determines. The issuance of preferred stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly to achieve. There are no agreements or understandings regarding the issuance of preferred stock.

      Underwriter's Warrants. In connection with this offering, the Company will sell to the Underwriter for a nominal amount, warrants to purchase up to 120,000 Units. The Underwriter's Warrants will be exercisable commencing one year after the effective date of this Prospectus and will continue to be exercisable until five years from the date hereof at an exercise price of $8.25 per Unit, with the Class A Warrants and Class B Warrants underlying the Units included in the Underwriter's Warrants allowing the purchase of Common Stock at $9.90 and $16.50 per share, respectively. As long as the Underwriter's Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected because the holder of the Underwriter's Warrants might be expected to exercise them if the Company were able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the Underwriter's Warrants. See "Underwriting."

      Potential Adverse Effect of Redemption of Warrants. The Class A Warrants and the Class B Warrants are redeemable by the Company at $.01 per Warrant on thirty day's prior written notice at any time provided that the average closing bid price for the Common Stock is no less than $9.00 per share with respect to the Class A Warrants and $15.00 with respect to the Class B Warrants for any ten trading days within a period of 30 consecutive trading days as reported on the principal exchange on which the Common Stock is traded. Notice of redemption of the Warrants could force the Warrant holders to exercise the Warrants at a time when it might be disadvantageous for the holders to do so or to sell the Warrants at their then current market price when the holders might otherwise wish to hold the Warrants for possible appreciation. Alternatively, the holders may accept the redemption price, when it is likely to be substantially less than the market value of the Warrants at the time of redemption. Any holders who do not exercise Warrants prior to their expiration or redemption, as the case may be, will forfeit the right to purchase the shares of Common Stock underlying the Warrants. While the Company may legally be permitted to give notice to redeem the Warrants at a time when a current prospectus is not available thereby leaving the Warrant holders no opportunity to exercise their Warrants prior to redemption, the Company does not intend to redeem the Warrants unless a current prospectus is available at the time of the redemption. See "Description of Securities - Warrants."

      Underwriter's Influence on the Market. A significant amount of the Securities offered hereby will be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriter. Although it has no legal obligation to do so, the Underwriter has indicated that it intends to act as a market-maker and otherwise effect transactions in the Securities offered hereby. To the extent the Underwriter acts as a market-maker in the Common Stock or Warrants, it may be a dominating influence in those markets. The degree of participation in those markets by the Underwriter may significantly effect the price and liquidity of the Securities. The Underwriter may discontinue such activities at any time or from time to time. Moreover, pursuant to Regulation M, if the Underwriter solicits exercise of any of the Warrants, including the Underwriter's Warrants, it will be unable to act as a market-maker with respect to the Securities for a period of two or nine business days prior to any solicitation by it of the exercise of any of the Warrants, including the Underwriter's Warrants, until the termination of such activity. Accordingly, the Underwriter will not be able to act as a market-maker during certain periods and, as a result, holders of the Company's Securities may find it more difficult to sell their holdings. Also, the same restriction may arise if the Underwriter becomes involved in a distribution of any of the currently restricted securities.

      Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares and/or Warrants.


      Possible Non-renewal of License Agreements. The Company is party to two separate agreements with Spalding & Evenflo Companies Inc. pursuant to which the Company has the right to use the name SPALDING in connection with the sale and distribution of a number of products, including small handheld exercise equipment and large exercise machines. For the fiscal year ended April 30, 1997, sales of these products represented approximately 6% of the Company's total revenues. The two agreements expired in September 1997. The Company is currently negotiating a renewal of the agreement that relates to the small handheld equipment. In the event that this agreement is not renewed, the Company's revenues will likely be reduced by approximately 6%. See "Business-Intellectual Property."


                                    DILUTION

      At July 31, 1997, the Company had a net tangible book value deficit of $(131,753) or $(.04) per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less liabilities, divided by 3,198,258, the number of shares of Common Stock outstanding. After giving effect to the sale of the 1,200,000 Units hereby, the pro forma net tangible book value at July 31, 1997, would have been $4,968,247 or $1.13 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $1.17 per share to the existing stockholders and an immediate dilution of $3.87 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                           $5.00
         Net tangible book value per share before offering    $(.04)
         Increase per share attributable to the sale of the
            Units offered hereby                              $1.17
                                                               ----
Net tangible book value per share after offering (1)                      $1.13
                                                                           ----
Dilution per share to investors in offering (2)                           $3.87
                                                                           ====

----------

(1) After deduction of underwriting discounts and commissions, the Underwriter's non-accountable expense allowance and other estimated expenses of the offering. See "Use of Proceeds" and "Underwriting."

(2) Does not give effect to (i) up to 2,400,000 shares of authorized but unissued Common Stock reserved for issuance upon exercise of the Warrants included in the offering (ii) up to 120,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (iii) up to 240,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; (iv) up to an additional 540,000 shares of Common Stock (including 360,000 shares of Common Stock underlying warrants) issuable upon exercise of the Underwriter's over-allotment option; and (v) 2,000,000 shares of Common Stock issuable to Mr. Grossman, the Company's Chairman and President, provided the Company meets certain earnings criteria over a three year period.

      Pursuant to a Bonus Agreement, the Company will issue to Mr. Grossman, the Company's Chairman and President, an aggregate of 2,000,000 shares of Common Stock provided the Company meets certain earnings criteria over a three year period. See "Management." Giving effect to the issuance of such 2,000,000 shares as of July 31, 1997, and the attainment by the Company of the earnings criteria required for the issuance of these shares, the pro forma net tangible book value would have been approximately $1,668,247 or $.32 per share. After giving effect to the sale of the 1,200,000 Units hereby, the pro forma net tangible book value at July 31, 1997, would have been approximately $6,768,247 or $1.06 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $.74 per share to the existing stockholders and an immediate dilution of $3.94 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                           $5.00
         Net tangible book value per share before offering     $.32
         Increase per share attributable to the sale of the
            Units offered hereby                               $.74
                                                               ----
Net tangible book value per share after offering (1)                      $1.06
                                                                           ----
Dilution per share to investors in offering (2)                           $3.94
                                                                           ====

----------

(1) After deduction of underwriting discounts and commissions, the Underwriter's non-accountable expense allowance and other estimated expenses of the offering. See "Use of Proceeds" and "Underwriting."

(2) Does not give effect to (i) up to 2,400,000 shares of authorized but unissued Common Stock reserved for issuance upon exercise of the Warrants included in the offering (ii) up to 120,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (iii) up to 240,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; and (iv) up to an additional 540,000 shares of Common Stock (including 360,000 shares of Common Stock underlying warrants) issuable upon exercise of the Underwriter's over-allotment option.

      The following table presents as of July 31, 1997, the relative share purchases, percentages of equity ownership in the Company, total cash paid, percentage of total cash invested, and the average price per share of Common Stock to the current and public shareholders after giving effect solely to the sale of the shares of Common Stock offered hereby:

                                COMMON STOCK ONLY

                                       Percentage                   Percentage
                         Shares        of Equity      Total         of Total          Average Price
                         Purchased     Ownership      Cash Paid     Cash Invested     Per Share
                         ---------     ---------      ---------     -------------     ---------
Public Investors         1,200,000        27.3%       6,000,000         99.6%         $5.00

Current Stockholders     3,198,798        72.7%          26,139          0.4%         $0.01
                         ---------        -----       ---------        ------
     Total               4,398,798      100.00%       6,026,139       100.00%
                         =========      =======       =========       =======

                                 USE OF PROCEEDS

      The net proceeds of this offering, after deducting discounts and commissions, the Underwriter's expense allowance and expenses of this offering, will be approximately $5,100,000 ($5,890,000 if the over-allotment option is exercised in full). The Company intends to use such net proceeds as follows:

                                                     Amount of     Percentage of
                                                     Proceeds      Proceeds
                                                     ---------     -------------
Purchase of Inventory                                $2,100,000              41%

Debt Repayment (1)                                   $1,200,000              23%

Advertising (2)                                      $  500,000              10%

Marketing (3)                                        $  800,000              16%

Working Capital                                      $  500,000              10%

----------


      (1) The entire amount will be paid to MG Holdings, which is wholly owned by Marton Grossman, the Company's Chairman and President, in full repayment of a loan, evidenced by a promissory note, made during the Company's Chapter 11 proceedings. The note accrues interest at the Citibank Prime Rate plus one percent. The weighted average interest rate at April 30, 1997, and as of the date hereof was 9.25% and 9.35%, respectively. As of April 30, 1997 the Company had accrued interest in the amount of $37,219 in connection with this loan. As of November 3, 1997, the sums owed to MG Holding amounted to $1,059,785 in principal plus $89,601 in accrued interest. The promissory note is to be paid in 24 monthly installments commencing September 5, 1996. To date, only three payments have been made. In July 1997, the Company and MG Holdings agreed that no payments will be due until the consummation of this offering or the scheduled maturity of the note, whichever occurs earlier.


      (2) The Company intends to market its products through the placement of advertisements in various media.

      (3) The Company intends to hire a number of marketing professionals who are expected to be paid a salary as well as commissions.

      The amount of net proceeds to be received by the Company reflects the Company's best estimate after deducting commissions in the amount of $600,000 and expenses incurred in the offering of approximately $300,000, which either have been paid already or are to be paid by the Company out of proceeds.

      The foregoing table represents the Company's best estimate of the allocation of the proceeds of this offering based upon the current state of the Company's development, its current plans and current economic and industry conditions, and is subject to reapportionment of proceeds among the categories listed above or to new categories in the event of changes to the current economic and industry conditions or an entirely unforseen opportunity, acquisition or otherwise, is presented to the Company. While the Company has no specific current acquisition plans, it currently intends to simultaneously focus its energies and assets towards growing its business internally, while at the same time exploring opportunities to expand its business through acquisitions. The Company anticipates that the proceeds from this offering together with the projected cash flows from operations will be sufficient to fund its contemplated cash requirements for the twelve months following the consummation of this offering.

      Until used, the Company intends to invest the proceeds of this offering in government securities, certificates of deposit, money market securities, commercial paper or other top-rated income-producing investments.

                                 DIVIDEND POLICY

      The Company has paid no dividends and does not expect to pay dividends on its Common Stock in the foreseeable future as it intends to retain earnings to finance the growth of its operations.

                             SELECTED FINANCIAL DATA

      Set forth below are selected financial data with respect to the Reorganized Company for the three months ended July 31, 1997, the nine months ended April 30, 1997, and the three months ended July 31, 1996 and the years ended April 30, 1996, 1995, 1994 and 1993 for the predecessor company. These data should be read in conjunction with the financial statements of the Company and the related notes included elsewhere herein. Effective August 8, 1996, the Company emerged as the surviving entity in a merger with DCL. The balance sheet of the combined entity was substantially similar to that of DCL immediately prior to the merger. As a consequence, the financial data of the Company for the reporting periods prior to July 31, 1996, consist of those of DCL.

                                   Reorganized Company(1)                                     Predecessor Company
                                   ----------------------  -----------------------------------------------------------------------
                                                                                              Year  ended April 30
                                                                                              --------------------
                          Three Months       Nine Months   Three Months
                       Ended 7/31/97(1)  Ended 4/30/97(1)  Ended 7/31/96          1996          1995           1994           1993
                       ----------------  ----------------  -------------          ----          ----           ----           ----
Net Sales                   $ 1,834,162       $ 7,492,729    $ 1,983,164   $ 7,151,715   $ 32,533,097   $29,497,353   $ 25,735,479

Net Income/ (Loss) from
Continuing Operations            38,665           119,399        (76,364)   (2,235,894)   (11,227,335)      244,308       (427,409)

Net Income/(Loss)                38,665           119,399        (76,364)    6,945,299    (11,227,335)      244,308       (427,409)

Net Income/(Loss) per               .01              0.04
Share

Selected Balance Sheet
Data:

Working Capital (Deficit)   $  (221,664)      $   (45,789)                 $  (293,884)  $ (7,493,435)  $ 3,094,821   $  3,173,751

Total Assets                  4,628,741         4,807,062                    4,253,396      6,414,185    16,677,772     13,373,816

Long term Obligations,
including Capitalized            54,435           215,254                       23,965        116,124       127,877         92,129
Lease Obligations

Total Liabilities             4,444,541         4,661,527                    4,300,398     13,406,486    12,442,738      9,383,090

Retained Earnings               158,064           119,399                          -0-            -0-     3,644,799      3,400,491

Accumulated Deficit                 -0-               -0-                     (637,237)    (7,582,536)          -0-            -0-

Shareholders' Equity
(Deficit)                       184,200           145,535                      (47,002)    (6,992,301)    4,235,034      3,990,726

----------
            (1) Due to the reorganization (see Note 2 to the financial statements), operating results of the reorganized company may not be comparable to those of the predecessor company. Management's assumptions used in determining the Company's reorganization value are discussed in Note 2 to the financial statements.

            (2) In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Sales of these products began in June 1994. Total sales of these products amounted to approximately $24,000,000 from June 1, 1994 to August 23, 1995, the date the Company filed its Chapter 11 petition. Approximately 73% of these products were shipped directly to customers. Due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial charge backs by its customers. Although, pursuant to a written agreement, one of the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, it breached this agreement soon thereafter. As a result, during April 1995, the Company issued credits to customers in the aggregate amount of approximately $5,000,000 for the fiscal year ended April 30, 1995. The Company issued an additional $3,211,000 in credits from defective merchandise during the fiscal year ended April 30, 1996. In May 1996 the Company's plan of reorganization was approved by the Bankruptcy Court. During July and August 1996, the Company satisfied its obligations under the Plan through cash payments and the issuance of Common Stock

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

General

      The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto of the Company included elsewhere herein. The discharge of claims under the bankruptcy proceedings described immediately below has been reflected in the financial statements for the fiscal year ended April 30, 1996. Effective August 8, 1996, the Company completed a migratory merger from Delaware to Nevada by merging into a newly-formed Nevada entity, thereby changing its name from Dynamic Classics, Ltd. to Dynamic International, Ltd. The balance sheet of the combined entity was substantially identical to that of the Company prior to the merger. The Company and its predecessor are herein together referred to as the "Company."

      As a consequence of the Company's fresh-start accounting, as described below, which the Company adopted effective on July 31, 1996, financial results for the year ended April 30, 1997, are reported by combining the financial results for the three-month period ended July 31, 1996, and those of the nine-month period ended April 30, 1997.

      Because of the application of fresh-start reporting, the financial statements for the periods after reorganization are not comparable in any respects to the financial statements for the periods prior to the reorganization.

Plan of Reorganization

      In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. For the fiscal year ended April 30, 1995, sales of these products represented approximately 53% of the Company's gross sales. However, due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial chargebacks by its customers. Although, pursuant to a written agreement, one of the manufacturers, China National Metals and Minerals ("CNM"), acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, it breached this agreement soon thereafter. In March 1995, CNM sued the Company for monetary damages alleging, among other things, breach of contract. The Company and CNM subsequently settled the matter by releasing each other from any claims and allowing CNM to collect an aggregate of $15,000 from the Company. The Company suffered severe losses from its venture into this line of business and in August 1995 filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      In May 1996, the Bankruptcy Court approved a plan of reorganization (the "Plan") pursuant to which creditors received partial satisfaction of their claims. The amount of claims allowed under the bankruptcy proceedings aggregated approximately $17,223,800, which exceeded the assets as recorded immediately subsequent to the confirmation of the Plan by approximately $12,970,400. Under the Plan, the Company made cash payments in the amount of approximately $515,800. MG Holdings, which had purchased a promissory note from the Company's principal financial institution, received 2,976,000 shares of Common Stock in satisfaction of such promissory note, representing approximately 93% of the issued and outstanding shares, thereby gaining absolute control over the Company's affairs. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions". An additional 160,000 shares and 62,798 shares were issued to the Company's unsecured creditors and the Company's existing security holders, respectively. The value of the cash and securities distributed under the plan of reorganization aggregated $531,561. An amount of $16,692,193, representing the difference between the value of the total distribution and the amount of allowable claims under the bankruptcy, was recorded as an extraordinary gain.

      In addition, under the Plan, the Company merged with a newly-formed Nevada corporation for the purpose of changing its state of incorporation. The balance sheet of the combined entity was substantially similar to the balance sheet of the Company prior to the merger.

      Upon emergence from bankruptcy, the Company adopted fresh-start accounting on July 31, 1996 (see Note 2 to the Financial Statements). Under fresh-start accounting, all assets and liabilities were restated to reflect their reorganization value which approximated book value at July 31, 1996. The reorganization value in excess of amounts allocable to identifiable assets is amortized over a period of eleven years. In connection with the bankruptcy proceedings, the Company restructured its operations and relocated its administrative headquarters and warehouse facilities.

Results of Operations for the Three Months Ended July 31, 1997, the Nine Months Ended April 30, 1997, the three Months Ended July 31, 1996 and the Years Ended April 30, 1997 and 1996

Three Months Ended July 31, 1997

      Sales for the three months ended July 31, 1997 decreased by $149,000, or 7.5%, from $1,983,000 to $1,834,000, compared to the three months ended July 31, 1996. Sales of the Company's exercise equipment and sports bags/luggage lines decreased by $75,000 and $74,000, respectively.

      The Company does not believe that the decrease in sales of its products represents a material trend. The Company believes that the decrease is primarily the result of the reorganization proceedings. The Company will attempt to reverse this trend by expanding its product lines and increasing the attractiveness of its products by developing new packaging. There can be no assurance that the Company will be successful in this effort.

      Operating expenses decreased by approximately $120,000 due primarily to decreases in the following expenses:

              Officer salaries                   $ 38,000
              Salesmen salaries                  $ 23,000
              Insurance                          $ 12,000
              Shipping expenses                  $ 46,000

      Officer salaries decreased by $38,000 as a result of the departure by the former President of the Company in March 1997. Salesman salaries decreased by $23,000 due to the elimination of a sales position in August 1996. Insurance expense decreased due to lower product liability premiums. Shipping expenses decreased due to an increase in the amount of sales which were shipped directly to customers from the Company's overseas vendors. Interest expense remained relatively constant. The Company had a pretax profit of $62,000 compared to a pretax loss of $76,000 in the prior year's corresponding three-month period.

      The following table sets forth the results of operations for the periods discussed above:

                   Reorganized Company For the      Predecessor Company For the
                   3 Months Ended July 31, 1997     3 Months Ended July 31, 1996
                   ----------------------------     ----------------------------

Sales                       $1,834,000                    $ 1,983,000
Other Income                     8,000                         10,000
                            ----------                    -----------
                             1,842,000                      1,993,000
Cost of Sales                1,282,000                      1,454,000
                            ----------                    -----------
Gross Profit                   560,000                        539,000
                            ----------                    -----------
Operating Expenses             438,000                        558,000
Interest                        60,000                         57,000
                            ----------                    -----------
                               498,000                        615,000
                            ----------                    -----------
Pretax Income                   62,000                        (76,000)
Tax Provision                   24,000                             --
                            ----------                    -----------
Income                          38,000                        (76,000)
                            ==========                    ===========

Nine Months Ended April 30, 1997

      Total sales of $7,493,000 and $1,983,000 for the nine months ended April 30, 1997 and the three months ended July 31, 1996, respectively, were, on a combined basis, $2,324,000, or 32% higher than during the previous fiscal year. Sales of exercise equipment of $4,124,000 and $960,000 for the nine months ended April 30, 1997 and the three months ended July 31, 1996, respectively, were $5,084,000, on a combined basis. These combined sales of exercise products were $532,000 or 9% less than during the previous fiscal year. Sales of sports bags/luggage products of $3,368,000 and $1,023,000 for the nine months ended April 30, 1997 and the three months ended July 31, 1996, respectively, were $4,391,000, on a combined basis. These combined sales of sports bags/luggage products were 7% less than the previous fiscal year. Sales for the fiscal year ended April 30, 1996 were reduced by $3,211,000 of customer credits for a discontinued line of manual treadmills and ski machines.

      The Company does not believe that the decrease in sales of its products represents a material trend. The Company believes that the decrease is primarily the result of the reorganization proceedings. The Company will attempt to reverse this trend by expanding its product lines and increasing the attractiveness of its products by developing new packaging. There can be no assurance that the Company will be successful in this effort.

      Operating expenses of $2,227,000 and $558,000 for the nine months ended April 30, 1997 and the three months ended July 31, 1996, respectively, were, on a combined basis, $3,899,000 less than the fiscal year ended April 30, 1996, due to the reorganization.

      The following is a discussion of the effect of the Company's reorganization and adoption of fresh-start reporting on the various income statement line items during the nine-month period ended April 30, 1997. For this purpose, the nine months ended April 30, 1997 are compared to the nine months ended April 30, 1996. Decreases for the nine months ended April 30, 1997 compared to the nine months ended April 30, 1996 are represented approximately by net changes in the following expenses:

Freight out                  10,000          Travel & entertainment       30,000
Insurance claims             70,000          Office equipment rental       7,000
Lawsuits                    289,000          Miscellaneous taxes           8,000
Showroom rent               319,000          Consultant fees             105,000
Officers salaries            81,000          Promotional material        189,000
Office salaries             262,000          Pension costs               726,000
Warehouse salaries          115,000          Telephone                    31,000
Salesmen salaries            57,000          Data-processing fees          6,000
Payroll taxes                45,000          Postage                      10,000
Fringe benefits               2,000          Bad debt expenses           666,000
Repairs & maintenance         4,000

      Freight out decreased by $10,000 due primarily to reduced volume. Insurance claims and lawsuits decreased by $70,000 and $289,000, respectively, as a result of the accrual of proofs of claim filed during the bankruptcy proceeding as liabilities subject to compromise during the nine-month period ended April 30, 1996. Showroom rent decreased by $319,000 since a proof of claim for the balance of the lease was recorded during the nine-month period ended April 30, 1996. The showroom was closed in October 1995. Officers salaries decreased by $81,000 due to reduction in the salary of the former President of the Company in September 1995, and the elimination of a Chief Operating Officer position in December 1995. These changes resulted in decreases of $37,000 and $44,000, respectively. Office salaries decreased by $262,000 due primarily to the elimination of the Vice President of Operations position in June 1996 which accounted for $119,000 of the reduction. In addition, the position of Credit Manager was eliminated in May 1996 resulting in a savings of $45,000. The balance of $98,000 is due to the overall reduction of the office staff as a part of the reorganization. Warehouse salaries decreased by $115,000 due to the elimination of warehouse employees under the reorganization. Salesmen salaries decreased by $57,000 due to the elimination of a sales position in August 1996. Payroll taxes and fringe benefits decreased by $45,000 and $2,000, respectively, due primarily to the positions and employees eliminated during the reorganization. Repairs and maintenance decreased by $4,000. Travel and entertainment expenses decreased by $30,000 due to the decrease in executive and sales personnel. Office equipment rental decreased by $7,000 due to a reduction of the equipment rented due to the reorganization. Miscellaneous taxes decreased by $8,000 as a consequence of the change in the Company's state of incorporation from Delaware to Nevada which resulted in the elimination of Delaware franchise taxes. Consulting fees decreased by $105,000 because the Company did not hire consultants during the nine months ended April 30, 1997. Promotional materials decreased by $189,000 due to decreased spending for these materials. Pension costs decreased by $726,000 because a proof of claim filed by the Pension Benefit Guarantee Corp. for this amount was recorded as part of the reorganization during the nine months ended April 30, 1996. Telephone expenses decreased by $31,000 due to the closing of the showroom in October 1995. Data-processing costs decreased by $6,441 due to the reorganization of the Company. Postage decreased by $10,000 due to improved cost management. Bad debt expense decreased by $666,000 because of improved collections and decreased sales volume.

      The Company's pre-tax profit of $147,000 for the fiscal year ended April 30, 1997 is comprised of a $76,000 loss for the period of May 1, 1996 to July 31, 1996, and a $223,000 profit for the period August 1, 1996 to April 30, 1997. As a result of the merger of Dynamic Classics, Ltd. into Dynamic International, Ltd. (see Note 2 to the Financial Statements) and the ownership change due to the reorganization, for tax purposes, the $76,000 loss is reportable in the Company's final tax return (see Note 5 to the Financial Statements). As there is a loss for the period, no current tax provision was recorded for the period May 1, 1996 to July 31, 1996. The Company also has net operating loss carry-forwards of approximately $19,500,000, out of which approximately $16,700,000 would be utilized to offset the extraordinary gain on the discharge of pre-Petition liabilities in its final tax return. All deferred taxes arising from the preconfirmation net operating losses were offset entirely by a valuation allowance. Effectively, no deferred tax benefits were realized from preconfirmation net operating losses. Any loss carry- forward not utilized in the Company's final tax return is lost. Accordingly, the Company has no deferred taxes as of July 31, 1996. The Company's new tax period ending April 30, 1997 commenced on August 9, 1996. The current income tax provision of $104,000 for the fiscal year ended April 30, 1997 is based on pretax profits of $223,000 for the period August 9, 1996 to April 30, 1997. The effective tax rate is 46% comprised of 26% of federal taxes and 20% of state and local taxes.

      The following table sets forth the results of operations for the periods discussed above:

                             Reorganized Company     Predecessor Company     Predecessor Company
                             for 9 Months            for 3 Months            for Fiscal Year
                             Ended 4/30/97           Ended 7/31/96           Ended 4/30/96
                             -------------           -------------           -------------
Sales                        $7,492,700              $ 1,983,200             $  7,151,700
Other income                     54,600                   10,200                   98,300
                             ----------              -----------             ------------
                              7,547,300                1,993,400                7,250,000
Cost of sales                 4,850,000                1,454,600                9,480,500
                             ----------              -----------             ------------
Gross profit (loss)           2,697,300                  538,800               (2,230,500)
                             ----------              -----------             ------------
Operating expenses            2,226,600                  556,500                6,683,200
Interest                        198,800                   57,300                  383,500
                             ----------              -----------             ------------
                              2,425,400                  613,800                7,066,700
                             ----------              -----------             ------------
Reorganization items             48,900                    1,300                  449,700
                             ----------              -----------             ------------
                                 48,900                    1,300                  449,700
                             ----------              -----------             ------------
Pretax income (loss)            223,000                  (76,300)              (9,746,900)
Tax provision (benefit)         103,700                        0               (7,511,000)
                             ----------              -----------             ------------
Income (loss) before
extraordinary item              119,300                  (76,300)              (2,235,900)
                             ----------              -----------             ------------
Extraordinary item gain
on discharge  of
pre-Petition liabilities              0                        0               16,692,200
Tax                                   0                        0               (7,511,000)
                             ----------              -----------             ------------
Extraordinary gain,
net of tax                            0                        0                9,181,200
                             ----------              -----------             ------------

Net income (loss)            $  119,300              $   (76,300)            $  6,945,300
                             ==========              ===========             ============

Results of operations for the years ended April 30, 1996 and 1995

      Sales for the years ended April 30, 1996 were $7,151,700, a decrease of $25,381,400 or 78% from the previous fiscal year. The decrease was primarily due to the discontinuation of a line of manual treadmills and ski machines. Sales of this equipment accounted for approximately $15,580,000 during the fiscal year ended April 30, 1995. During the fiscal year ended April 30, 1996, as a result of the Company's bankruptcy proceedings, it was forced to reduce its sales of other exercise equipment and of its sports bags/luggage products which led to a decline in sales of $5,334,700 and $1,333,600, respectively, to $5,615,600 and $4,701,800, respectively. Sales of exercise equipment and sports bags/luggage products during this period were offset by credits of $3,210,900 issued to customers in connection with the discontinued line of manual treadmills and ski machines.

      In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Sales of the treadmills and ski machines began in June 1994. The Company sold approximately $24,000,000 of these products from June 1, 1994 to August 23, 1995. Approximately $17,600,000 or 73% of these products were shipped directly to customers. Due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial chargebacks by its customers. Although, pursuant to a written agreement, the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, they breached this agreement soon thereafter. As a result, during April 1995, the Company issued credits to customers for approximately $5,000,000 of the $7,487,000 of credits for the fiscal year then ended.

      The following table sets forth the financial statement effect of the Company's line of treadmills and ski machines for the periods indicated:


                      Reorganized Company   Predecessor Company   Predecessor Company
                      for 9 months                 for 3 months              for year:
                      ended 4/30/97               ended 7/31/96   ended 4/30/96     ended 4/30/95
                      -------------               -------------   -------------     -------------
Sales                            --                          --     $   597,000      $ 23,255,000
Credits                          --                          --      (3,210,900)       (7,487,000)
                      -------------               -------------     -----------      ------------
Net sales                        --                          --      (2,613,900)       15,768,000
Inventory reserve                --                          --              --        (1,320,063)
Cost of sales                    --                          --         156,000       (18,604,172)
                      -------------               -------------     -----------      ------------
Gross Loss                       --                          --     $(2,457,900)     $ (4,156,235)
                      =============               =============     ===========      ============


      The sale of these products was discontinued in August 1995 and all inventory was disposed of by October 1995. Currently, the Company does not believe that there will be additional returns of these products or that any claims relating thereto remain to be settled.

      In addition, the Company's operating expenses decreased by approximately $1,083,300 to $6,683,200. As a result of the Company's reorganization, the Company had decreases in the following expenses:

      Officers salaries                  160,000
      Office salaries                    180,000
      Salesmen salaries                  316,000
      Payroll taxes                       74,000
      Fringe benefits                    145,000
      Travel & entertainment             237,000

      Officers salaries decreased by $160,000 as a result of a reduction in the salary of the Company's former President in September 1995, and the separation from the Company of the Senior Executive Vice President in January 1995. These changes accounted for decreases of $67,000 and $73,000, respectively. Office salaries decreased by $180,000 due to the overall reduction in office personnel in October 1995 as the operations of the Company were consolidated and Achim began to supply administrative and warehouse services. Salesmen salaries decreased by $316,000 because bonuses and overrides were discontinued after August 1995. Payroll taxes and fringe benefits decreased by $74,000 and $145,000, respectively, due to the overall reduction in office personnel in October 1995 as the operations of the Company were consolidated and Achim began to supply administrative and warehouse services. Travel and entertainment decreased by $237,000 due to the reduction in executive staff and the cost containment measures instituted due to the reorganization.

      For the fiscal year ended April 30, 1996, after giving effect to an extraordinary gain as a result of the discharge of pre-Petition liabilities in the amount of $16,692,200, the Company recorded net income of $6,945,300, compared to a net loss of $11,227,300 during the previous fiscal year. For the fiscal year ended April 30, 1996, the Company would have recorded a net loss of $9,746,900 before the extraordinary gain, or a decrease of $1,562,500 from the prior fiscal year. This decrease primarily reflected a reduction in the Company's operating expenses of approximately $1,083,300 and a reduction in interest expense of $1,001,400. This decrease was due to the Company's exemption from making interest payments of $558,312 during the reorganization proceedings. In addition, interest expense decreased by $456,912 due to reduced borrowing for the year ended April 30, 1996.

      The extraordinary gain on debt discharge of pre-Petition liabilities, which is recorded on the Company's books in fiscal year ended April 30, 1996, was taxable in the subsequent fiscal period, as the actual distribution to discharge the debt occurred in July 1996. For tax purposes, without the gain on debt discharge, the Company had an operating loss for the year ended April 30, 1996 which resulted in the Company's not having any current income tax liability (effective tax rate of 0%). The current operating losses and the prior year loss carry-forwards totaled approximately $19,500,000. Based on ownership changes resulting from the reorganization (see Note 2 to the Financial Statements), approximately $16,700,000 will be utilized to offset the extraordinary gain on debt discharge in its final tax return for the period May 1, 1996 to August 8, 1996. The balance of the net operating loss carry-forward is lost. The deferred tax effect of $16,700,000 using a federal tax rate of 34% and state tax rate of 11% is approximately $7,511,000. For the fiscal year ended April 30, 1995, the Company's pretax loss of $11,309,000 resulted in a federal tax benefit of $3,845,000 utilizing the statutory rate. As a result of changes to the valuation allowance, the reversal of previously established deferred tax assets and losses for which no benefit was provided, the Company's effective tax rate resulted in a benefit of $82,000.

Liquidity and Capital Resources

Three Months Ended July 31, 1997

      Cash flow provided by operations increased to $95,513 compared to the prior year's quarter under the predecessor Company which used cash of $64,766. Net income of $38,665, along with a decrease in inventory of $515,399, due to lower purchases, were the primary providers of cash from operations during the quarter ended July 1997.

      Net income and inventory reductions were offset by increased accounts receivable and amounts due from suppliers of $156,220 due to stronger sales in the last month of the quarter. In addition, cash was used in operations to pay for increases in prepaid expenses, decreases in accounts payable and accrued expenses, and income taxes payable of $95,346, $107,320, and $103,700, respectively.

      Financing activities used cash of $79,811 due to an increase in costs related to this stock offering of $73,844 and the repayment of capital lease obligations of $5,967. The Company had a positive cash flow for the period of $15,702.

Nine Months Ended April 30, 1997

      During the first nine months after the Company's reorganization, cash used in operations amounted to $294,371. Cash used to pay creditors during the reorganization amounted to $515,638. Cash was also used to increase inventory by $1,032,882 during the nine-month period. The increase in inventory was due to an anticipated increase in sales and the purchase of larger volumes to take advantage of the decreased costs associated with the higher-volume purchases.

      Accounts receivable and amounts due from suppliers decreased by $482,254, prepaid expenses decreased by 122,017, miscellaneous receivables decreased by $132,379 and prepaid and refundable income taxes decreased by $252,046. These amounts partially offset expenditures for inventory and payments to creditors.

      Cash of $332,957 provided by financing activities was primarily the result of a $600,000 loan from MG Holding and was used to pay the creditors in accordance with the Company's Plan. Cash provided by financing activities was used to repay $145,324 of the note payable to MG Holding. In addition, payments were made for capital leases, insurance notes, and deferred stock offering costs of $29,656, $62,020, and $30,043, respectively. The Company had a positive cash flow of $38,586.

Three Months Ended July 31, 1996

      During the three months ended July 31, 1996, cash used by operating activities amounted to $64,800. This was the result of a net loss of $76,400, increases in accounts receivable and due from suppliers, and prepaid expenses of $221,300 and $100,600, respectively, which were offset by a decrease in inventory and an increase in accounts payable and accrued expenses of $115,600 and $155,800, respectively.

      Financing activities provided cash of $43,200. Proceeds from insurance notes payable of $77,200 were offset by repayments of insurance notes payable, and repayments of capital lease obligations of $15,200 and $18,800, respectively. The Company had a negative cash flow of $21,600 for the three months ended July 31, 1996.

Fiscal Year Ended April 30, 1996

      During the fiscal year ended April 30, 1996, cash used by operating activities amounted to $1,145,616. This was primarily the result of temporary benefits received by the Company under the bankruptcy and subsequent reorganization. Net income of $6,945,299 and the increase in pre-Petition liabilities of $8,614,728 were offset by the gain of debt discharge under the Plan of $16,692,193. In addition, the Company was not required to pay interest on most of its debt during the bankruptcy period. Future cash flows will no longer receive these benefits. Cash of $47,933 was used primarily to purchase equipment for the manufacture of two exercise products as well as computer hardware and software.

      Financing activities generated cash in the amount of $877,493. Proceeds from bank notes payable, bankers acceptances, and a loan from MG Holding were $3,393,628, $1,118,556, and $557,000, respectively. These proceeds were offset by repayments of bankers acceptances and capital leases of $4,127,139 and $64,552, respectively. The Company had a negative cash flow of $316,056 for this period.

Current Position

      Pursuant to an unwritten understanding, Achim arranges for the issuance by its financial lender of letters of credit in favor of the Company's overseas suppliers thereby enabling the Company to finance the purchases of its inventory. Also, in the event of domestic suppliers, from time to time, Achim purchases products from the manufacturer and resells them to the Company in order to accommodate Achim's commercial lenders who often require a security interest in the merchandise until it has been sold and the lender has been repaid. The Company pays Achim for the amount actually paid to the supplier (including any applicable discounts) without markup, reimburses Achim for its bank charges and pays it interest at the prime rate plus one percent on the unpaid balance of the purchases. As of April 30, 1997, the Company owed an amount of $2,590,360 in principal and interest under this arrangement. As of September 30, 1997, this sum had decreased to $1,440,476. See "Certain Relationships and Related Transactions." The weighted average interest rate paid by the Company to Achim at September 30, 1997, April 30, 1997 and April 30, 1996 was 9.37%, 9.25% and 11.5%, respectively.

      The Company owes an aggregate of approximately $1,200,000 to MG Holdings, which is wholly owned by Marton B. Grossman, the Company's Chairman and President, under a note evidencing debtor-in-possession financing provided by MG Holdings. The note accrues interest at the Citibank Prime Rate plus 1%. As of April 30, 1997, the Company had accrued interest in the amount of $34,219 in connection with this loan. The promissory note is to be paid in 24 monthly installments commencing September 5, 1996. To date, three payments have been made. In July 1997, the Company and MG Holdings agreed that no payments will be due until the consummation of this offering or the scheduled maturity of the note, whichever occurs earlier. The Company intends to repay the note from the proceeds of this offering.

      The Company believes that cash generated by operations, the availability of Achim's credit line to finance the Company's purchase of inventory, and the proceeds from this offering will be sufficient to finance its operations for the next twelve months.

Seasonality and Inflation

      The Company's business is highly seasonal with higher sales typically in the second and third quarters of the fiscal year as a result of shipments of exercise equipment and sports bags/luggage related to the holiday season. Management does not believe that the effects of inflation will have a material impact on the Company, nor is it aware of changes in prices of material or other operating costs or in the selling price of its products and services that will materially affect the Company.

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company at July 31, 1997, and as adjusted to reflect receipt of the net proceeds from this offering:

                                                                                    July 31, 1997
                                                                          ---------------------------------
                                                                          Actual(1)       As Adjusted(1)(2)
                                                                          ---------       -----------------
Short Term Debt                                                           1,085,910(3)          18,261
                                                                          =========          =========

Long Term Debt                                                               54,435                -0-
                                                                          ---------          ---------

Stockholders' Equity:

     Common Stock, $.001 Par Value, 50,000,000 Shares Authorized;
     Issued 3,198,798 at April 30, 1997, and 4,398,798 As Adjusted            3,199              4,399

     Preferred Stock, $.001 Par Value, 10,000,000 shares authorized;
     None Outstanding

     Additional Paid-In Capital                                              22,940          5,121,740

     Retained Earnings                                                      158,064            158,064

     Less: Treasury Stock                                                        (3)                (3)
                                                                          ---------          ---------

     Total Stockholders' Equity                                             184,200          5,284,200
                                                                          ---------          ---------

Capitalization Total                                                        238,635          5,284,200
                                                                          =========          =========

----------
(1) Does not give effect to (i) up to 2,400,000 shares of authorized but unissued Common Stock reserved for issuance upon exercise of the Warrants included in the offering; (ii) up to 120,000 shares of Common Stock issuable upon exercise of the Underwriter's Warrants; (iii) up to 240,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Underwriter's Warrants; (iv) up to an additional 540,000 shares of Common Stock (including 360,000 shares of Common Stock underlying Warrants) issuable upon exercise of the Underwriter's over-allotment option; and (v) 2,000,000 shares of Common Stock issuable to Mr. Marton B. Grossman, the Company's Chairman and President over a three-year period, provided the Company meets certain earnings criteria. See "Description of Securities", "Underwriting" and "Management".

(2) Gives effect to the issuance and sale of the Units and the anticipated application of the net proceeds of this offering.

(3) Includes loan payable--related party, accrued interest payable of $62,299 on such debt, and capital lease obligations of $18,261.

                                    BUSINESS

General

      Dynamic International, Ltd., a Nevada corporation ("DIL"), is engaged in the design, marketing and sale of a diverse line of hand exercise and light exercise equipment, including hand grips, running weights, jump ropes and aerobic steps and slides. It markets these products under the licensed trademarks SPALDING(R) and KATHY IRELAND(R) as well as under its own trademarked name SHAPE SHOP.(R) In addition, it designs and markets sports bags and luggage, which are marketed primarily under the licensed name JEEP(R) and under its own names PROTECH(R) and SPORTS GEAR(R). The Company's objective is to become a designer and marketer of goods that are associated with a free-spirited lifestyle and leisure time.

      The Company is the successor to Dynamic Classics, Ltd., a Delaware corporation, incorporated in 1986 ("DCL," together with DIL, the "Company"), which was the successor to a New York company incorporated in 1964. In August 1996, DCL merged with and into DIL, which had been newly formed for the purpose of this merger. The objective of the merger was to change the Company's state of incorporation from Delaware to Nevada.

Plan of Reorganization

      In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. For the fiscal year ended April 30, 1995, sales of these products represented approximately 53% of the Company's gross sales. However, due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial charge backs by its customers. Although, pursuant to a written agreement, one of the manufacturers, CNM, acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, it breached this agreement soon thereafter. In March 1995, CNM sued the Company for monetary damages alleging, among other things, breach of contract. The Company and CNM subsequently settled the matter by releasing each other from any claims and allowing CNM to collect an aggregate of $15,000 from the Company. The Company suffered severe losses from its venture into this line of business and in August 1995 filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code.

      In May 1996, the Bankruptcy Court approved a plan of reorganization pursuant to which creditors received partial satisfaction of their claims. MG Holdings, which had purchased a promissory note from the Company's principal lender, received 2,976,000 shares of Common Stock in full satisfaction of the promissory note. The number of shares issued to MG Holdings represented 93% of the issued and outstanding shares. As a result, MG Holdings acquired absolute control over the Company's affairs. MG Holdings is wholly-owned by Marton Grossman, the Company's Chairman and President. See "Principal Stockholders" and "Certain Relationships and Related Transactions." In addition, as part of the plan of reorganization, the Company, then known as DCL, merged into DIL, a newly formed Nevada corporation, for the purpose of changing its state of incorporation. See "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Products

      Exercise Equipment

      The Company's line of exercise equipment consists primarily of handheld products, including dumbbells, ankle and wrist weights, hand grips, jumpropes, exercise suits, slimmer belts and strength training products. In addition, the Company markets light weight equipment such as aerobic steps and slides and exercise mats. The Company also carries a line of small electronic devices designed to monitor physical activity such as stopwatches, pedometers, pulse meters and calorie counters.

      Luggage/Sports Bags

      The Company's line of luggage consists primarily of duffle bags, weekend bags, garment bags, suitcases, pilot cases and flight attendant wheeled cases. Some of the models are equipped with wheels and/or retractable handles.

      Other Products

      The Company, through a wholly owned subsidiary, has obtained the exclusive rights to the patents underlying the technology used in an insulated bag incorporating a wrap-around gel pack or freeze pack with the ability to cool and preserve food and other products for an extended period of time. In addition, it obtained the trademarks FREEZY-BAGTM and FREEZYGELTM under which the products are sold. See "Intellectual Property- License Agreements." The Company is currently testing the marketability of these products.

      The Company may from time to time manufacture and/or market additional products under its own names or under licensed names.

      Design and Development


      The Company usually designs its own exercise equipment and creates its own molds and tooling. Such molds and tooling are used by the manufacturers to produce the equipment. The Company retains an ownership interest in the molds which are returned to it upon the termination of the Company's relationship with a particular manufacturer. The Company has been granted a number of design patents with respect to certain of its products. None of these patents are currently used by the Company. See "Intellectual Property." The Company employs a designer on a full-time basis for the design of its luggage products. During the most recent fiscal year the Company spent approximately $102,000 on design activities, including fees to designers and patent attorneys. The Company may from time to time utilize the services of consultants for products and package design.


      Most of the Company's products are manufactured in the Philippines, Taiwan and Hong Kong, which in the most recent fiscal year accounted for approximately 38%, 27% and 10% of the Company's products, respectively. In addition, the Company's products are manufactured in the United States, the People's Republic of China and Indonesia. Exercise equipment is usually shipped by the manufacturers to the Company within 45 days of the placement of an order. Orders for luggage and sports bags, which for the most part are produced in the Philippines and China, usually require a period of 90 to 120 days before they are shipped. The Company ordinarily has its products manufactured based on purchase orders and it has no long term relationships with any of its manufacturers. The Company believes that, if necessary, it will be able to obtain its products from firms located in other countries at little if any additional expense. As a consequence, the Company believes that an interruption in deliveries by a manufacturer located in a particular country will not have a material adverse impact on the business of the Company. Nevertheless, because of political instability in a number of the supply countries, occasional import quotas and other restrictions on trade or otherwise, there can be no assurance that the Company will at all times have access to a sufficient supply of merchandise.

Sales and Marketing

      The Company sells its products on a wholesale basis only. Most of its products are sold to catalog showrooms, drug chains, discount stores and sporting goods chains. For the fiscal year ended April 30, 1997 approximately 25% and 13% of the Company's revenues were derived from sales to K-Mart and Service Merchandise, respectively. No other customer accounted for more than ten percent of the Company's revenues. For the fiscal year ended April 30, 1997, sales of exercise equipment accounted for approximately 53% of the Company's revenues while 47% of the Company's revenues were derived from the sale of luggage.

      The Company sells its products primarily through independent sales agents on a commission-only basis. The Company currently engages approximately 23 sales agents either on an individual basis or through independent sales organizations. Although it has written agreements with a number of its agents, all of such agreements are terminable at will. The Company has no long term arrangements with any of its agents. The Company usually pays commissions ranging from 1% to 5% of the net sale price of its products. Although the Company believes that its sales agents sell products exclusively on behalf of the Company, there are no agreements that prohibit them from selling competing products.


      In addition, the Company on a small scale markets existing products to retailers for resale under their own private labels. The Company has began deliveries to Service Merchandise, Inc. and Kohl's Department Stores. The Company has no written agreements with these customers. Although the scope of this marketing effort is currently limited, the Company intends to expand the number of private label transactions. No assurance can be given that its efforts in this area will be successful.


      The Company currently anticipates that it may increasingly focus its attention on direct response marketing. The Company believes that its products are particularly well suited for so-called impulse buys. Therefore, it intends to develop plans to use infomercials to market its products. To date, no significant expenditures have been made in connection with this effort.

Competition

      The Company's exercise products compete with products marketed and sold by a number of companies. The Company believes that its main competitors are Icon Health and Fitness, Inc. and Bollinger Industries. Both of these companies possess far greater financial and other resources, including sales forces, than the Company's. However, the Company believes that as a result of its ability to use the trademarked names SPALDINGTM and KATHY IRELANDTM it will be able to retain its share of the market. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

      The Company's sports bag/luggage products compete with products designed by a number of the largest companies in the industry, including Samsonite, Sky Way and American Tourister. The Company believes that because of its concentration on the upscale lifestyle and more specialized leisure market that are associated with the trademark JEEPTM the Company will be able to continue to grow its sports bag/luggage business. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

Intellectual Property

      The Company owns a number of trademarks, including POCKETSPLUS, PROTECH TRAVEL SYSTEMS & DESIGN and EXER-SLIDE.

      License Agreements

      The Company sells a number of its products under licensed names. The Company has entered into licensee agreements which provide for the grant of licenses to the Company and the payment of royalties by the Company, as follows:

            JEEP -- Under an agreement dated January 8, 1993, as amended by letter amendment dated January 8, 1996, between the Company and the Chrysler Corporation (as so amended, the "Jeep Agreement"), the Company was granted the exclusive license to use the names JEEP, WRANGLER and RENEGADE in connection with the manufacture, sale and distribution of luggage products. The current expiration date of the Jeep Agreement is December 31, 1998. The parties have informally agreed to start negotiations regarding the terms of an extension of the current agreement.

            SPALDING -- Pursuant to two separate agreements between the Company and Spalding & Evenflo Companies Inc. dated November 1, 1992, and April 1, 1994, the Company was granted the exclusive right to use the name SPALDING in connection with the sale and distribution of a number of products, including weight bars and large exercise machines. The agreements expired in September 1997. However, the Company is currently negotiating a renewal of the agreement relating to the handheld exercise equipment, and it is confident that it will be able to negotiate such renewal. Nevertheless, no assurance can be given that the Company will be successful in negotiating a renewal of the agreements.

            KATHY IRELAND -- Under an agreement with Kathy Ireland, Inc., dated December 22, 1994, Ms. Ireland approves and endorses certain exercise equipment designed and manufactured by the Company. Under the agreement, the Company has the right to use her name in connection with the equipment and Ms. Ireland will make appearances to promote such equipment. In addition, the Company has the right to use her photograph and likeness in connection with the sale of the equipment. The agreement is currently scheduled to expire in June 1998 but is subject, at the Company's option, to renewal until June 2000.

            FREEZY-BAG/FREEZYGEL -- Under an agreement dated November 1, 1996, between New Century Marketing & Distributors, Inc. and a wholly-owned subsidiary of the Company, the Company obtained the exclusive rights to a patented technology as well as to the trademarked names FREEZY-BAG and FREEZYGEL. The technology has the ability to cool foods and other products and is used in the wrapping of such products. The agreement has a term of two years but is renewable, at the option of the Company, for additional one year periods.

Management Agreement with Achim Importing Co., Inc.

      Pursuant to a Warehousing and Service Agreement dated as of September 1, 1996 (the "Warehousing Agreement") between the Company and Achim, Achim performs certain administrative services on behalf of the Company. Under the Warehousing Agreement, Achim assists, among other things, in the maintenance of financial and accounting books and records, in the preparation of monthly financial accounts receivable aging schedules and other reports and in the performance of credit checks on the Company's customers. In consideration for these services, Achim receives an annual fee, payable monthly, calculated as a percentage of the Company's invoiced sales originating at the warehouse ranging from 4% of invoiced sales under $30 million to 3% for sales of $60 million or more. For sales not originating at the warehouse, Achim receives a service fee in the amount of 1.5% of the Company's invoiced sales to customers and accounts located in the United States if payment is made by letter of credit and 1% if such customers and accounts are located outside the United States, irrespective of manner of payment.

      In addition, under the Warehousing Agreement, Achim provides warehousing services consisting of receiving, shipping and storing of the Company's merchandise. The Company pays Achim a monthly fee of 3% of its invoiced sales originating at the warehouse in connection with these warehousing services performed by Achim under the Warehousing Agreement.


      The Warehousing Agreement has a term of two years and is automatically renewable for additional one year periods unless written notice of termination is given at least six months prior to the commencement of a renewal period. During the fiscal year ended April 30, 1997, the Company accrued approximately $458,488 in fees under the Warehousing Agreement, consisting of $94,907 for the three months ended July 31, 1996 and $363,580 for the nine months ended April 30, 1997.


      Achim is wholly-owned by Marton Grossman, the Company's Chairman and President. The Company believes that the terms of the Warehousing Agreement with Achim are at least as favorable as would have been obtained from an unaffiliated third party.

      In addition, pursuant to an unwritten understanding, Achim arranges for the issuance by its financial lender of letters of credit in favor of the Company's overseas suppliers thereby enabling the Company to finance the purchases of its inventory. Also, in the event of domestic suppliers, from time to time, Achim purchases products from the manufacturer and resells them to the Company in order to accommodate Achim's commercial lenders who often require a security interest in the merchandise until it has been sold and the lender has been repaid. The Company pays Achim for the amount actually paid to the supplier (including any applicable discounts) without markup, reimburses Achim for its bank charges and pays it interest at the prime rate plus one percent on the unpaid balance of the purchases. As of April 30, 1997, the Company owed an amount of $2,590,360 in principal and interest under this arrangement. As of September 30, 1997, this sum had decreased to $1,440,476. See "Certain Relationships and Related Transactions." The weighted average interest rate paid by the Company to Achim at September 30, April 30, 1997 and April 30, 1996 was 9.37%, 9.25% and 11.5%, respectively.

Employees

      As of September 30, 1997 the Company employed 13 persons, of whom five were executive officers, three were engaged in administrative and clerical activities, three were engaged in sales and two were involved in warehousing and shipping. None of the Company's employees are represented by a union and no work stoppages have occurred.

Properties


      The Company occupies a warehouse consisting of approximately 54,400 square feet, of which 4,500 square feet are dedicated to office space, located at 58 Second Avenue, Brooklyn, New York. The property is owned by Sym Holding which is owned by Isaac Grossman and one of his siblings. Mr. Grossman is the Company's Vice Chairman, Treasurer and Secretary. Since Achim occupied the premises before it became affiliated with the Company, it remains the lessee under the lease. Achim makes the property available to the Company on a rent-free at will basis. See "Certain Relationships and Related Transactions" and "Management Agreement with Achim Importing Co., Inc."


Legal Proceedings

      On August 23, 1995, the Company filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). On May 23, 1996, the Court entered an Order confirming the Company's plan of reorganization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Change in Accountants

      On June 26, 1996, the Company dismissed Hoberman, Miller & Co., P.C. as its independent accountants ("Hoberman"). This action had been approved by the Company's Board of Directors. During the past two years Hoberman did not issue a report on the Company's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

      During the period of their engagement from June 30, 1973 until June 26, 1996, there were no disagreements between the Company and Hoberman on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Hoberman, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been, or will be, prepared for the Company.

      On July 11, 1996 the Board of Directors of the Company appointed Moore Stephens, P.C. as its independent accountants, subject to ratification by the Company's shareholders.

                                   MANAGEMENT

Officers and Directors

      The officers and directors of the Company are as follows:

Name                  Age      Position
----                  ---      --------

Marton Grossman       66       Chairman and President

Isaac Grossman        34       Vice Chairman, Treasurer and Secretary

Sheila Grossman       58       Director

Harry P. Braunstein   48       Director*

Bernard Goldman       77       Director*

William Dolan         44       Vice President--Finance

John Holodnicki       44       Vice President-Sales

Gordon Sulltrop       62       Executive Vice President

----------
      * Member of the Company's Audit Committee.

      Marton Grossman has been the Chairman and President of the Company since July 29, 1996. For the past 34 years, he has been President of Achim Importing Co., a privately held company engaged in the import and export of window coverings and accessories ("Achim"). In addition, he has been President of MG Holding Co., Inc., a privately held financial holding company. Mr. Grossman is the father of Isaac Grossman, the Company's Vice Chairman, Treasurer and Secretary. Mr. Grossman spends approximately 20% of his time working for the Company.

      Isaac Grossman has been the Company's Vice Chairman, Treasurer and Secretary since July 1996. He has been Vice President of Achim since 1989. Prior thereto, Mr. Grossman worked in various positions at Achim, including in sales and marketing and warehousing. Mr. Grossman is the son of Marton Grossman, the Company's Chairman and President. Mr. Grossman spends approximately 20% of his time working for the Company.

      Sheila Grossman was elected a director in October 1997. From 1962 to 1987 she was affiliated with Achim where she performed a variety of functions including Secretary to the President. Ms. Grossman is the spouse of Marton Grossman, the Company's Chairman and President.

      Harry Braunstein was elected a member of the Board in October 1997. Mr. Braunstein has been a member of Hertzfeld & Rubin, a New York based law firm, since 1984. He is member of the Board of Directors of Gotham

Bank of New York, Lark Holding Corp., the parent company of WDF, Inc., a privately held plumbing supply company and Sentery Detection, Inc., a home alarm business. Mr. Braunstein earned a J.D. degree from Brooklyn Law School in 1974.


      Bernard Goldman was elected a member of the Board in October 1997. Mr. Goldman was the Chief Executive Officer of Goldman's Department Store, a chain consisting of 12 stores, from 1957 to 1997. Mr Goldman has been and continues to be a member of the Board of Directors and an executive officer of a number of community and charitable institutions and organizations.


      William Dolan has been the Company's Vice President-Finance since July 1996. Prior thereto, he had been the Company's Treasurer and Secretary since 1989. Mr. Dolan graduated from the William Paterson College of New Jersey. Mr. Dolan is a certified public accountant.

      John Holodnicki has been a Vice President-Sales at the Company since 1994. From 1981 to 1994 he was a Vice President-Sales at HIT Industries, an importer of business computer cases. Mr. Holodnicki earned a degree in Marketing from the University of Illinois in 1975.

      Gordon Sulltrop was appointed Executive Vice President in September 1997. Prior to joining the Company, from 1988 to 1997, he was employed by Rubbermaid Specialty Products Division. At that company he acted as National Accounts Sales Manager from 1996, Central Region Manager from 1991 to 1995, Military and Premium Sales Manager from 1990 to 1991 and National Accounts Manager from 1988 to 1990. Mr. Sulltrop earned a B.S. in Education from Missouri Valley College, Marshall, Missouri.

Board of Directors

      Each director is elected at the Company's annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified. At present, the Company's bylaws require no fewer than one director. Currently, there are two directors of the Company. The bylaws permit the Board of Directors to fill any vacancy and the new director may serve until the next annual meeting of stockholders or until his successor is elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the Board.

      The underwriting agreement provides that the underwriter for this offering shall have the right to designate one member of the Board of Directors for a period of three years following the date hereof. To date, no person has been designated by the Underwriter. See "Underwriting."

Audit Committee

      The Company's Board has designated Bernard Goldman and Harry Braunstein as members of the Audit Committee.


                             EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended April 30, 1997 (i) to its Chief Executive Officer, and (ii) the Company's other four executive officers:

                        SUMMARY COMPENSATION TABLE(1)(2)
==============================================================================================
                                          Annual Compensation
----------------------------------------------------------------------------------------------
        (a)                     (b)         (c)           (d)                  (e)
----------------------------------------------------------------------------------------------
                            Year Ended
Name/Principal Position     April 30     Salary ($)    Bonus ($)    All Other Compensation (3)
----------------------------------------------------------------------------------------------
==============================================================================================
Marton Grossman             1997         -0-                        31,200
Chairman and President      1996         -0-                        18,200
                            1995         -0-                        -0-
----------------------------------------------------------------------------------------------
Isaac Grossman              1997         -0-                        32,240
Director, Treasurer         1996         -0-                        13,043
                            1995         -0-                        -0-
----------------------------------------------------------------------------------------------
William P. Dolan            1997         100,000
Vice President-Finance      1996         100,000
                            1995          97,691
----------------------------------------------------------------------------------------------
Marvin Cooper,              1997         128,125
President and Director(4)   1996         182,176
                            1995         250,099
----------------------------------------------------------------------------------------------
John Holodnicki             1997         120,000
Vice President              1996         120,000
                            1995          97,046
==============================================================================================

----------
(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director or group of executive officers the lesser of $50,000 or 10% of such person's or persons' cash compensation.

(2) Pursuant to the regulations promulgated by the Commission, the table omits columns reserved for types of compensation not applicable to the Company.

(3) Consists of estimated portion of the fees payable to Achim under the Warehousing Agreement attributable to Marton Grossman's and Isaac Grossman's activities performed on behalf of the Company. Marton Grossman is the sole shareholder, and Isaac Grossman is an employee of Achim. See "Certain Relationships and Related Transactions."

(4)   Mr. Cooper resigned his positions from the Company in March 1997.

      None of the individuals listed in the table above received any long-term incentive plan awards during the fiscal year.

      Marton Grossman, the Company's Chairman and President, does not have an employment agreement and is not being paid a salary. However, in April 1997 the Company entered into a Bonus Agreement (the "Bonus Agreement") with Mr. Grossman which provides for the issuance to Mr. Grossman of an aggregate of 2,000,000 shares of Common Stock if the Company reaches certain earnings milestones, as follows: if the Company's earnings before taxes for the fiscal year ending April 30, 1998, are no less than $500,000, he will be issued 400,000 shares; if the Company's earnings before taxes for the fiscal year ending April 30, 1999, are no less than $1,000,000, he will be issued 600,000 shares; and if the Company's earnings before taxes for the fiscal year ending April 30, 2000, are no less than $1,500,000, he will be issued 1,000,000 shares. The stated earnings criteria are cumulative so that in the event of an earnings shortfall during a fiscal year, such shortfall may be compensated by earnings during a subsequent year, as a result of which Mr. Grossman will be issued shares that, in the aggregate, equal the number of shares issuable during these two years if the Company had reached earnings for each year as required under the Bonus Agreement. The Bonus Agreement also provides for piggyback registration rights with respect to the Common Stock to be issued.

      The following table sets forth the number of shares of Common Stock to be issued to Mr. Marton Grossman under the Bonus Agreement:

              LONG TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR
==========================================================================================================
                                                                       Estimated Future Payouts Under
Name                                      Performance or Other           Non-stock Price based Plans
                  Number of Shares,       Period Until           =========================================
                  Units or Other Rights   Maturation or Payout   Threshold     Target     Maximum
----------------------------------------------------------------------------------------------------------
Marton Grossman   2,000,000               April 30, 2000             *            *          *
==========================================================================================================

----------
      * The number of shares to be issued in a particular fiscal year is based on the criteria set forth above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from May 1, 1996 through April 30, 1997 other than Forms 3 that were filed late with respect to Messrs. Marton and Isaac Grossman and William Dolan and the Marton Grossman Annuity Trust, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the plan of reorganization, MG Holdings purchased from the Company's principal lender a note in the principal amount of approximately $6,822,530. MG Holdings is wholly owned by Marton Grossman, the Company's Chairman and President. The note was repaid by the Company through the issuance of 2,976,000 shares of Common Stock to MG Holdings. MG Holdings subsequently assigned the Common Stock to a trust for the benefit of members of Mr. Grossman's family.

      Also in connection with the plan of reorganization, MG Holdings loaned approximately $1,205,000 to the Company to consummate the plan and for related expenses. The Company issued a promissory note to MG Holdings evidencing the loan and granted it a security interest in all of the Company's assets. The promissory note is to be paid in 24 monthly installments commencing September 5, 1996. The note accrues interest at the Citibank Prime Rate plus one percent. The weighted average interest rate as of the date hereof and at April 30, 1997 was 9.35% and 9.25%, respectively. As of April 30, 1997 the Company had accrued interest in the amount of $37,219 in connection with this loan. As of October 14, 1997, the amount of interest owed amounted to $84,244. In July 1997 the Company and MG Holding agreed that no principal or interest payments under the note would be due until the consummation of this offering or the scheduled maturity of the note, whichever occurs earlier. The Company intends to repay this note from the proceeds of this offering.

      Pursuant to the Warehousing Agreement, Achim performs certain administrative services on behalf of the Company. Under the Warehousing Agreement, Achim assists, among other things, in the maintenance of financial and accounting books and records, in the preparation of monthly financial accounts receivable aging schedules and other reports and in the performance of credit checks on the Company's customers. In consideration for these services, Achim receives an annual fee, payable monthly, calculated as a percentage of the Company's invoiced sales originating at the warehouse ranging from 4% of invoiced sales under $30 million to 3% for sales of $60 million or more. For sales not originating at the warehouse, Achim receives a service fee in the amount of 1.5% of the Company's invoiced sales to customers and accounts located in the United States if payment is made by letter of credit and 1% if such customers and accounts are located outside the United States, irrespective of manner of payment.

      In addition, under the Warehousing Agreement, Achim provides warehousing services consisting of receiving, shipping and storing of the Company's merchandise. The Company pays Achim a monthly fee of 3% of its invoiced sales originating at the warehouse in connection with these warehousing services performed by Achim under the Warehousing Agreement.


      The Warehousing Agreement has a term of two years and is automatically renewable for additional one year periods unless written notice of termination is given at least six months prior to the commencement of a renewal period. During the fiscal year ended April 30, 1997, the Company accrued approximately $458,488 in fees under the Warehousing Agreement, consisting of $94,907 for the three months ended July 31, 1996 and $363,580 for the nine months ended April 30, 1997. To date, none of these fees have been paid. Achim does not charge the Company interest on the unpaid portion of the fees payable under the Warehousing Agreement.


      Achim is wholly-owned by Marton Grossman, the Company's Chairman and President. The Company believes that the terms of the Warehousing Agreement with Achim are at least as favorable as would have been obtained from an unaffiliated third party.

      In addition, pursuant to an unwritten understanding, Achim arranges for the issuance by its financial lender of letters of credit in favor of the Company's overseas suppliers thereby enabling the Company to finance the purchases of its inventory. Also, from time to time, when taking deliveries from domestic suppliers, Achim purchases products from the manufacturer and resells them to the Company in order to accommodate Achim's commercial lenders who often require a security interest in the merchandise until it has been sold and the lender has been repaid. The Company pays Achim for the amount actually paid to the supplier (including any applicable discounts) without markup, reimburses Achim for its bank charges and pays it interest at the prime rate plus one percent on the unpaid balance of the purchases. As of April 30, 1997, the Company owed an amount of $2,590,360 in principal and interest under this arrangement. As of September 30, 1997, this sum had decreased to $1,440,476. See "Certain Relationships and Related Transactions." The weighted average interest rate paid by the Company to Achim at September 30, 1997, April 30, 1997 and April 30, 1996 was 9.37%, 9.25% and 11.5%, respectively.

      The Company occupies a warehouse consisting of approximately 54,400 square feet, of which 4,500 square feet are dedicated to office space, located at 58 Second Avenue, Brooklyn, New York. The property is owned by Sym Holding which is owned by Isaac Grossman and one of his siblings. Mr. Grossman is the Company's Vice Chairman, Treasurer and Secretary. The property is leased to Achim which makes the property available to the Company on a rent-free at will basis. See "Business-Management Agreement with Achim Importing Co., Inc." and "-Properties."


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Section 78.751 of the Nevada Revised Statutes, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article 10 of the Company's Bylaws contains provisions relating to the indemnification of directors and officers.

      The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of October 9, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and
(iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 58 Second Avenue, Brooklyn, New York 11215.

                                               Shares Owned Beneficially
                                                   and of Record (1)
                                               -------------------------

Name and Address                         No. of Shares            % of Total
----------------                         -------------            ----------

Marton Grossman (2)                          2,976,000                  93.0

Isaac Grossman (3)                           2,976,000                  93.0


Sheila Grossman (2)                          2,976,000                  93.0


Harry Braunstein
40 Wall Street
New York, NY 10004                                 -0-                     *

Bernard Goldman
2100 Boca West Drive
Laurel Oaks, OH                                    -0-                     *

William P. Dolan                                   123                     *

John Holodnicki                                     11                     *

Gordon Sulltrop                                    -0-                     *

All Officers and Directors as a Group (8     2,976,134                  93.0
persons)

----------
      * Less than 1%

      (1) Includes shares issuable within 60 days upon the exercise of all options and warrants. Shares issuable under options or warrants are owned beneficially but not of record.


      (2) Consists of shares of Common Stock held by a series of trusts (collectively, the "Grossman Trust") for the benefit of relatives of Mr. Grossman. Mr. Isaac Grossman and Sheila Grossman and one of their relatives are the trustees of the Grossman Trusts. Under its terms, the Grossman Trust will return to Mr. Grossman annually until August 1998 56% of the value of the shares (payable in cash or in shares) when deposited into each of the Grossman Trusts. Since the number of shares to be returned to Mr. Grossman is based on the then current market price of the Common Stock, such number can not be determined at the present time. To date, no shares have been returned to

Mr. Grossman under this arrangement. Mr. Grossman disclaims beneficial ownership in the shares held by the Grossman Trust that will not be returned to him.

      (3) Consists of shares held by the Grossman Trust of which Mr. Isaac Grossman is currently a beneficiary as to 464,600 shares. The actual number of shares held by the Grossman Trust as to which Isaac Grossman is a beneficiary may be smaller since under the terms of the Grossman Trust, a portion of the shares may be returned to Marton Grossman as described in footnote 2. Mr. Grossman is a trustee of the Grossman Trust and in that capacity shares voting power as to the shares held by the Grossman Trust.

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 3,198,258 shares of Common Stock are issued and outstanding.

      The following are brief descriptions of the securities offered hereby and other securities of the Company. The rights of the holders of shares of the Company's capital stock are established by the Company's Certificate of Incorporation, the Company's Bylaws and Nevada Law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Certificate of Incorporation, Bylaws and state law.

Units


      The Company is hereby offering 1,200,000 Units, each Unit consisting of one share of Common Stock, one Class A Warrant and one Class B Warrant. The Common Stock and the Warrants will be separately tradable commencing __________ [90 days after the effective date].


Common Stock

      The holders of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (i) in such dividends as may be declared by the Board of Directors out of funds legally available for such purpose and (ii) upon liquidation, in all assets of the Company remaining after payment in full of all debts and obligations of the Company and any preferences granted in the future to any preferred stock. The Company has not paid any dividends on the Common Stock.

      Holders of Common Stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors can elect all the directors if they choose to do so. After completion of this offering, the current stockholders collectively will continue to own more than 50% of the outstanding shares of Common Stock. All shares of Common Stock now outstanding are fully paid and nonassessable and all shares of Common Stock which are the subject of this offering, when issued, will be fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without stockholder action.

Warrants

      The Warrants offered hereby will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"). The following summary of the provisions of the Warrants is qualified in its entirety by reference to the

Warrant Agreement, a copy of which is filed as an exhibit to the registration statement of which this Prospectus is a part. The Class A Warrants and the Class B Warrants are identical except that (i) each Class A Warrant is exercisable at $6.00 and each Class B Warrant is exercisable at $10.00, and (ii) the market price that will allow redemption to take place is $9.00 for the Class A Warrant and $15.00 for the Class B Warrants.

      Each Class A Warrant will be separately transferable commencing on the Separation Date and will entitle the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) for a period of 18 months from the date of this Prospectus. Each Class B Warrant will be separately transferable commencing on the Separation Date and will entitle the registered holder thereof to purchase one share of Common Stock at $10.00 (subject to adjustment as described below) for a period of three years commencing on the date of this Prospectus. Holders of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. See "Underwriting."

      The Warrants may not be exercised unless a current registration statement is on file with the Commission and various state securities commissions. The Company has agreed to use its best efforts to maintain a current effective registration statement under the Securities Act. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under state securities laws, there is no assurance that the registration statement will be kept effective or that such appropriate action under state securities laws will be effected. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value.

      The Company has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, upon exercise of the Warrants, each share of Common Stock will be fully paid and nonassessable. Warrant holders will not have any voting or other rights as shareholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto. The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment. Generally, the exercise price of the Warrants will be adjusted if the Company issues and sells shares of Common Stock (or issue securities convertible into Common Stock options, warrants and other similar rights) at a price less than the exercise price of the Warrants in effect at the time of such issuance. Upon each adjustment in the exercise price, corresponding adjustments will be made in the number of shares of Common Stock issuable upon exercise of the Warrants. In addition, in the event of a stock split, stock dividend, recapitalization, merger, consolidation or similar corporate transactions involving the Company, the then holders of the Warrants will receive the right to purchase the kind and amount of securities (subject to adjustment as set forth above) they would have been entitled to receive had they exercised the Warrants immediately prior to any such corporate transaction. The foregoing does not purport to be a complete description of the anti-dilution provisions of the Warrants. The complete terms are set forth in the Warrant Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

      At any time, The Class A Warrants and the Class B Warrants are redeemable by the Company at $.01 per Warrant on thirty day's prior written notice at any time provided that the average closing bid price for the Common Stock is no less than $9.00 per share with respect to the Class A Warrants and $15.00 with respect to the Class B Warrants for any ten trading days within a period of 30 consecutive trading days as reported on the principal exchange or market on which the Common Stock is traded. The right to purchase the Common Stock issuable upon exercise by the Warrants noticed for redemption will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. While the Company may legally be permitted to give notice to redeem the Warrants at a time when a current prospectus is not available thereby leaving the Warrant holders no opportunity to exercise their Warrants prior to redemption, the Company does not intend to redeem the Warrants unless a current prospectus is available at the time of redemption.

Shares Available for Future Sale

      Upon completion of this offering, the Company will have 4,398,798 shares of Common Stock outstanding (4,578,798 shares if the Underwriter's over-allotment option is exercised in full). Of these shares, the shares included in the Units and 224,000 shares held by existing security holders will be freely tradeable without restriction or further registration under the Securities Act except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Except as described below, all of the remaining shares of Common Stock may be deemed "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Such shares may be sold to the public immediately, subject to volume restrictions, as described below.

      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate of the Company), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume of the Company's Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


      Approximately 93% of the currently issued and outstanding shares are owned by a series of trusts for the benefit of relatives of Marton Grossman. Isaac and Sheila Grossman are among the trustees of these trusts. Although no lock-up agreements are in effect with respect to any of such shares of Common Stock, the Company has been advised that there is no current intent to resell any of such securities. See "Security Ownership of Certain Beneficial Owners and Management."


Transfer Agent

      American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, acts as Transfer Agent for the Company's Common Stock and Warrants.

Market for the Company's Securities


      The Company believes that there are currently in excess of 1,000 registered holders of the Company's Common Stock Prior to the Company's filing of a petition for protection under the Bankruptcy Code in 1995, the Company's securities were traded on the Nasdaq There currently exists no active trading market for the Company's securities and, therefore, no current pricing information is available for the Common Stock. It is anticipated that the Securities will be quoted on the OTC Bulletin Board upon completion of this offering.

                                  UNDERWRITING

      Subject to the terms and conditions contained in the underwriting agreement between the Company and Patterson Travis, Inc. (the "Underwriter") (a copy of which agreement is filed as an exhibit to the Registration Statement of which this prospectus forms a part), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Units offered hereby. All 1,200,000 Units offered must be purchased by the Underwriter if any are purchased. The Units are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

      The Underwriter has advised the Company that it proposes to offer the Units to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") concessions of $___ per Unit. Upon completion of the sale of all Securities offered hereby, the public offering price and concessions may be changed by the Underwriter.

      The Company has granted the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase from it up to 180,000 Units at the public offering prices less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriter may exercise this option solely to cover over-allotments in the sale of the Units offered hereby.

      The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds to the Company of the Units sold in the offering (including the over-allotment option).


      The Underwriter will (i) receive a Warrant solicitation fee equal to 8% (or the maximum amount permissible under NASD rules) of the exercise price of all Warrants it causes to be exercised (or $1,536,000, assuming exercise of all Warrants) commencing one year from the date hereof, if (a) the market price of the Company's Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (b) the exercise of the Warrant was solicited by the Underwriter, (c) the Warrant is not held in a discretionary account, (d) disclosure of the compensation arrangement is made upon the sale and exercise of the Warrants, (e) soliciting the exercise is not in violation of Rule 10b-6 under the Exchange Act, and (f) solicitation of the exercise is otherwise in compliance with the applicable NASD rules. The Warrant solicitation fee will be payable only after one year from the date hereof.


      Under the underwriting agreement, the Underwriter has the right to designate one member of the Board of Directors for a period of three years from the date hereof. The agreement also provides for reciprocal indemnification between the Company and the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

      The Company has agreed to sell to the Underwriter or its designees, at a price of $120, 120,000 warrants to purchase 120,000 Units (the "Underwriter's Warrants"). Other than a one-year restriction on transferability and exercisability and a higher exercise price of the Warrants included in the Units, the Units underlying the Underwriter's Warrants are identical in all respects to the Units offered to the public hereby. The Warrants will be exercisable at a price of $8.25 per Unit for a period of five years. The Class A Warrants and Class B Warrants underlying the Units included in the Underwriter's Warrants will be exercisable at a price of $9.90 and $16.50, respectively, or 165% of the then exercise price of the Warrants offered to the public, for a period of five years commencing on the date hereof (unless redeemed earlier). The Underwriter's Securities may not be exercised or sold, transferred, assigned or hypothecated for one year from the date hereof except to officers of the Underwriter. Any profit realized upon a resale of the Underwriter's Securities may be deemed to be additional underwriter's compensation. The Company has agreed to register, or file a post-effective amendment with respect to any registration statement registering, the Underwriter's Securities under the Securities Act at its expense on one occasion during the five years following the date of this Prospectus and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to "piggy- back" registration rights for the holders of the Underwriter's Securities at the Company's expense during the five years following the date of this Prospectus.

      The Company has agreed to retain the Underwriter as a financial consultant for the two years following the closing of this offering for an aggregate fee of $20,000 payable at the closing of this offering.

      The Underwriter has informed the Company that it does not expect sales of Units to be made to discretionary accounts.

Pricing of the Offering

      Immediately prior to this offering, there has been no active public trading market for any of the Company's securities. Consequently, the initial offering prices of the Units and the exercise prices of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in determining the offering prices were the Company's financial condition and prospects, the industry in which the Company is engaged, certain financial and operating information of companies engaged in activities similar to those of the Company and the general market condition of the securities markets. The offering prices do not necessarily bear any relationship to any established standard or criteria of value based upon assets, earnings, book value or other objective measures.

                                  LEGAL MATTERS

      The validity of the issuance of the Units offered hereby will be passed upon for the Company by the law firm of Heller, Horowitz & Feit, P.C., New York, New York. Gerald A. Kaufman, Esq., Huntington Station, New York, will pass on certain aspects of this offering on behalf of the Underwriter.

                                     EXPERTS

      The audited financial statements of the Company as of April 30, 1995, 1996 and 1997 and for the fiscal years then ended are included herein and in the registration statement in reliance upon the reports of Moore Stephens, P.C., and Hoberman, Miller & Co., P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
Dynamic International, Ltd.


We have audited the accompanying consolidated balance sheet of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd., see Note 2) and its subsidiary as of April 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended April 30, 1997, the three months ended July 31, 1996, and the year ended April 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd.) and its subsidiary as of April 30, 1997 and 1996, and the results of their operations and their cash flows for the nine months ended April 30, 1997, the three months ended July 31, 1996, and the year ended April 30, 1996, in conformity with generally accepted accounting principles.

As discussed more fully in Note 2 to the consolidated financial statements, on August 23, 1995, the Company filed a voluntary petition requesting relief under Chapter 11 of the United States Bankruptcy Code. On May 23, 1996, the United States Bankruptcy Court for the Southern District of New York confirmed the Company's Amended and Modified Plan of Reorganization dated February 22, 1996.





                                       Moore Stephens, P.C.
                                       Certified Public Accountants

New York, New York June
27, 1997, except as
to Note 4, for which the
date is July 10, 1997

                         INDEPENDENT AUDITOR'S REPORT




Board of Directors
Dynamic International, Ltd.

        We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit) and cash flows of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd., see Note 2) and Subsidiary for the year ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd.) and Subsidiary for the year ended April 30, 1995 in conformity with generally accepted accounting principles.

        As more fully discussed in Note 2 the Company, on August 23, 1995, filed a voluntary petition for relief under Chapter 11 of the United States Bandruptcy Act.


                                         HOBERMAN, MILLER & CO., P.C.



New York, New York
June 26, 1996

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS


                                                                    REORGANIZED         REORGANIZED        PREDECESSOR
                                                                     COMPANY              COMPANY            COMPANY
                                                                     JULY 31,            APRIL 30,          APRIL 30,
                                                                       1997                1997               1996
                                                                       ----                ----               ----
                                                                    (UNAUDITED)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                         $    59,245         $    43,543         $    26,515
  Accounts receivable - trade (net of allowance for doubtful
   accounts of $167,000 in 1997 and 1996)                             1,063,147             887,089           1,036,927
  Due from suppliers                                                     45,435              65,273              26,760
  Inventory                                                           2,786,336           3,301,735           2,384,469
  Prepaid expenses                                                      155,618              60,272              81,693
  Miscellaneous receivables                                               2,658               2,658             135,039
  Prepaid and refundable income taxes                                    56,003              39,914             291,146
                                                                    -----------         -----------         -----------
     Total Current Assets                                             4,168,442           4,400,484           3,982,549
                                                                    -----------         -----------         -----------

PROPERTY AND EQUIPMENT
  Tools and dies                                                        707,939             707,939             707,939
  Furniture and equipment                                               102,205             102,205             102,205
  Capitalized equipment leases                                          576,071             576,071             576,071
                                                                    -----------         -----------         -----------
                                                                      1,386,215           1,386,215           1,386,215
  Accumulated depreciation                                           (1,278,011)         (1,260,924)         (1,156,160)
                                                                    -----------         -----------         -----------
     Total Property and Equipment, net                                  108,204             125,291             230,055
                                                                    -----------         -----------         -----------

OTHER ASSETS
  Due from suppliers                                                     36,142              36,142              36,142
  Security deposits                                                       4,650               4,650               4,650
  Deferred stock offering costs                                         189,867             116,023                --
  Reorganization value in excess of amounts allocable to
   identifiable assets, net                                             121,436             124,472                --
                                                                    -----------         -----------         -----------
     Total Other Assets                                                 352,095             281,287              40,792
                                                                    -----------         -----------         -----------
TOTAL ASSETS                                                        $ 4,628,741         $ 4,807,062         $ 4,253,396
                                                                    ===========         ===========         ===========

The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)

                                                                         REORGANIZED       REORGANIZED           PREDECESSOR
                                                                           COMPANY            COMPANY              COMPANY
                                                                           JULY 31,           APRIL 30,            APRIL 30,
                                                                            1997                1997                 1996
                                                                            ----                ----                 ----
                                                                         (UNAUDITED)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Accounts payable and accrued expenses - non related                    $   710,549         $   846,234           1,009,248
  Accounts payable and accrued expenses - related party                    2,655,946           2,627,580           2,129,893
  Capital lease obligations - current                                         18,261              24,228              48,731
  Income taxes payable                                                          --               103,700                --
  Loan payable - related party                                             1,005,350             844,531             557,000
  Other liabilities                                                             --                  --               531,561
                                                                         -----------         -----------         -----------

      Total Current Liabilities                                            4,390,106           4,446,273           4,276,433
                                                                         -----------         -----------         -----------

OTHER LIABILITIES
  Capital lease obligations, net of current portion                             --                  --                23,965
  Loan payable - related party                                                54,435             215,254                --
                                                                         -----------         -----------         -----------
      Total Other Liabilities                                                 54,435             215,254              23,965
                                                                         -----------         -----------         -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, par value $.01 per share; authorized
    5,000,000 shares; issued 1,744,396 shares                                   --                  --                17,444
  Common stock, par value $.001 per share; authorized
    50,000,000 shares; issued 3,198,798 shares                                 3,199               3,199                --
  Additional paid in capital                                                  22,940              22,940             590,291
  Accumulated deficit                                                           --                  --              (637,237)
  Retained Earnings (since July 31, 1996, date of reorganization,
    total deficit eliminated was $713,601)                                   158,064             119,399                --
                                                                         -----------         -----------         -----------
                                                                             184,203             145,538             (29,502)
  Less: Treasury stock, at cost, 15,000 shares                                  --                  --               (17,500)
  Less: Treasury stock, at cost, 540 shares                                       (3)                 (3)               --
                                                                         -----------         -----------         -----------
      Total Stockholders' Equity (Deficit)                                   184,200             145,535             (47,002)
                                                                         -----------         -----------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 4,628,741         $ 4,807,062         $ 4,253,396
                                                                         ===========         ===========         ===========


All of the liabilities as stated above at April 30, 1996, the period during which the Company was operating under reorganization proceedings, are post-petition liabilities. The dischcharge of prepetition liabilities including liabilities subject to compromise has been recorded and the gain on the debt discharge is reflected in the consolidated statement of operations for the year ended April 30, 1996.

The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      REORGANIZED    REORGANIZED      PREDECESSOR
                                                        COMPANY         COMPANY         COMPANY
                                                     FOR THE THREE   FOR THE NINE    FOR THE THREE       PREDECESSOR COMPANY
                                                     MONTHS ENDED    MONTHS ENDED    MONTHS ENDED        FOR THE YEARS ENDED
                                                        JULY 31,       APRIL 30,        JULY 31,              APRIL 30,
                                                         1997            1997            1996           1996             1995
                                                         ----            ----            ----           ----             ----
                                                      (UNAUDITED)
REVENUES
 Sales                                                $1,834,162      $7,492,729      $ 1,983,164   $  7,151,715     $ 32,533,097
 Other income                                              7,959          54,642           10,201         98,272           70,638
                                                      ----------      ----------      -----------   ------------     ------------
                                                       1,842,121       7,547,371        1,993,365      7,249,987       32,603,735
COST OF SALES                                          1,282,334       4,850,002        1,454,637      9,480,484       34,761,846
                                                      ----------      ----------      -----------   ------------     ------------
GROSS PROFIT (LOSS)                                      559,787       2,697,369          538,728     (2,230,497)      (2,158,111)
                                                      ----------      ----------      -----------   ------------     ------------

OPERATING EXPENSES
 Research and development                                 14,420           4,042             --          101,992           44,962
 Shipping expenses                                        67,864         452,093          116,894        738,681        1,198,563
 Selling expenses                                        179,824         686,214          198,993      1,254,006        2,455,493
 Advertising and promotion                                 2,493         152,563            1,819        389,672          346,400
 General and administrative                              172,545         931,683          238,791      4,198,800        3,720,998
 Interest and bank charges - non related
   (Contractual interest of $806,937 for
   the year ended April 30, 1996)                          7,017          21,462            4,174        248,625        1,384,898
 Interest and bank charges - related party                52,909         177,339           53,096        134,928             --
                                                      ----------      ----------      -----------   ------------     ------------
                                                         497,072       2,425,396          613,767      7,066,704        9,151,314
                                                      ----------      ----------      -----------   ------------     ------------

REORGANIZATION ITEMS:
 Bankruptcy administration costs                            --            48,874            1,325        449,693             --
                                                      ----------      ----------      -----------   ------------     ------------

INCOME (LOSS) BEFORE
 PROVISION FOR INCOME TAXES                               62,715         223,099          (76,364)    (9,746,894)     (11,309,425)
                                                      ----------      ----------      -----------   ------------     ------------

INCOME TAX PROVISION (BENEFIT)
 Current                                                    --           103,700             --             --           (396,143)
 Deferred                                                 24,050            --               --       (7,511,000)         314,053
                                                      ----------      ----------      -----------   ------------     ------------
                                                          24,050         103,700             --       (7,511,000)         (82,090)
                                                      ----------      ----------      -----------   ------------     ------------

INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM                                       38,665         119,399          (76,364)    (2,235,894)     (11,227,335)
                                                      ----------      ----------      -----------   ------------     ------------

EXTRAORDINARY ITEM:
 Gain on discharge of prepetition liabilities               --              --               --       16,692,193             --
 Income tax provision                                       --              --               --        7,511,000             --
                                                      ----------      ----------      -----------   ------------     ------------
 Extraordinary gain net of income tax                      --              --               --        9,181,193             --
                                                      ----------      ----------      -----------   ------------     ------------
NET INCOME (LOSS)                                     $   38,665      $  119,399      $   (76,364)  $  6,945,299     $(11,227,335)
                                                      ==========      ==========      ===========   ============     ============

INCOME  PER SHARE OF COMMON
 SHARES                                               $     0.01      $     0.04

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES                                         3,198,258       3,198,258

The earnings per share as it relates to the predecessor company is not meaningful due to the reorganization.

The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                              Additional       Retained        Treasury     Stockholders'
                                                  Common       Paid in         Earnings         Stock          Equity
                                                  Stock        Capital        (Deficit)        at Cost        (Deficit)
                                                  -----        -------        ---------        -------        ---------
Balance - May 1, 1994                           $ 17,444      $ 590,291      $ 3,644,799      $(17,500)     $  4,235,034

Net Loss                                          -              -           (11,227,335)       -            (11,227,335)
                                                --------      ---------      -----------      --------      ------------
Balance - April 30, 1995                          17,444        590,291       (7,582,536)      (17,500)       (6,992,301)

Net Income                                        -              -             6,945,299        -              6,945,299
                                                --------      ---------      -----------      --------      ------------
Balance - April 30, 1996                          17,444        590,291         (637,237)      (17,500)          (47,002)

Net Loss for the Three Months Ended
 July 31, 1996                                    -              -               (76,364)       -                (76,364)
                                                --------      ---------      -----------      --------      ------------
Balance - July 31, 1996                           17,444        590,291         (713,601)      (17,500)         (123,366)

Eliminate predecessor equity accounts and
 to reflect new issuance of shares in
 connection with fresh start                      (1,450)      (580,146)         713,601        17,497           149,502
                                                --------      ---------      -----------      --------      ------------
                                                  15,994         10,145           -                 (3)           26,136

To reflect 1 for 5 reverse stock split           (12,795)        12,795           -             -                -
                                                --------      ---------      -----------      --------      ------------
Balance - July 31, 1996                            3,199         22,940           -                 (3)           26,136

Net income for the Nine Months Ended
 April 30, 1997                                   -              -               119,399        -                119,399
                                                --------      ---------      -----------      --------      ------------
Balance - April 30, 1997                           3,199         22,940          119,399            (3)          145,535

Net income for the Three Months Ended
 July 31, 1997 (Unaudited)                        -              -                38,665        -                 38,665
                                                --------      ---------      -----------      --------      ------------
Balance - July 31, 1997 (Unaudited)             $  3,199      $  22,940      $   158,064      $     (3)     $    184,200
                                                ========      =========      ===========      ========      ============

The par value of the common stock prior to July 31, 1996 was $.01 per share. The par value of the common stock of the reorganized company commencing July 31, 1996 is $.001 per share.

The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       REORGANIZED    REORGANIZED       PREDECESSOR
                                                         COMPANY        COMPANY           COMPANY
                                                      FOR THE THREE   FOR THE NINE     FOR THE THREE       PREDECESSOR COMPANY
                                                      MONTHS ENDED    MONTHS ENDED     MONTHS ENDED        FOR THE YEARS ENDED
                                                        JULY 31,        APRIL 30,        JULY 31,                APRIL 30,
                                                          1997            1997             1996           1996          1995
                                                          ----            ----             ----           ----          ----
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income (loss)                                      $  38,665      $   119,399      $ (76,364)     $ 6,945,299   $(11,227,335)
 Adjustments to reconcile net income (loss) to
  net cash provided (used) by operating activities:
   Depreciation and amortization                           20,124           87,681         26,191          220,400        268,148
   Amortization of deferred interest under
    capital leases                                              -                -              -                -         17,979
   Reserve for bad debts                                        -                -              -          167,000              -
   Loss on disposal of property
      and equipment                                             -                -              -           71,030              -
   Deferred income taxes                                        -                -              -       (7,511,000)       314,053
   Income on partial discharge of
    capital lease obligations                                   -                -              -          (77,403)             -
   Interest converted to principal                              -           11,439         36,670                -              -
   Reorganization item:
    Gain on discharge of debt, net
     of income tax                                              -                -              -       (9,181,193)             -
    Cash distribution                                           -         (515,638)             -                -              -
   Changes in operating assets and liabilities:
   (Increase) Decrease in operating
    assets:
     Accounts receivable and due
      from suppliers                                     (156,220)         482,254       (221,255)         220,882      6,843,636
     Inventory                                            515,399       (1,032,882)       115,616        1,065,821      3,260,017
     Prepaid expenses                                     (95,346)         122,017       (100,596)         168,856       (183,186)
     Miscellaneous receivables                                  -          132,379              -         (108,179)        51,352
     Prepaid and refundable income taxes                  (16,089)         252,046           (812)               -       (291,146)
     Security deposits                                          -                -              -           86,858         (3,537)
    Increase (Decrease) in operating liabilities:
     Prepetition liabilities                                    -                -              -        8,614,728              -
     Accounts payable and accrued expenses               (107,320)         (56,766)       155,784       (1,828,715)     1,949,987
     Income taxes payable                                (103,700)         103,700              -                -       (200,770)
                                                        ---------      -----------      ---------      -----------   ------------
   Net Cash Provided (Used) by
    Operating Activities                                $  95,513      $  (294,371)     $ (64,766)     $(1,145,616)  $    799,198
                                                        ---------      -----------      ---------      -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment                             -                -              -          (47,933)      (143,995)
                                                        ---------      -----------      ---------      -----------   ------------

   Net Cash Used by Investing Activities                $       -      $         -      $       -      $   (47,933)  $  (143,995)
                                                        ---------      -----------      ---------      -----------   ------------

The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)


                                                    REORGANIZED      REORGANIZED      PREDECESSOR
                                                      COMPANY          COMPANY          COMPANY
                                                    FOR THE THREE    FOR THE NINE    FOR THE THREE        PREDECESSOR COMPANY
                                                    MONTHS ENDED     MONTHS ENDED    MONTHS ENDED         FOR THE YEARS ENDED
                                                      JULY 31,         APRIL 30,       JULY 31,                 APRIL 30,
                                                       1997              1997            1996            1996               1995
                                                       ----              ----            ----            ----               ----
                                                    (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from notes payable                       $         -         $        -      $      -      $ 3,393,628     $  24,250,741
 Repayment of notes payable                                                     -             -                -      (26,460,130)
 Proceeds from notes payable - related party                 -            600,000             -                -                -
 Repayment of notes payable - related party                  -           (145,324)            -                -                -
 Proceeds from loan payable - related party                  -                  -             -          557,000                -
 Proceeds from bankers acceptances                           -                  -             -        1,118,556        9,321,558
 Repayment of bankers acceptances                            -                  -             -       (4,127,139)      (7,876,394)
 Repayment of officer's loans payable                        -                  -             -                -           (2,373)
 Repayment of capital lease obligations                 (5,967)           (29,656)      (18,812)         (64,552)        (109,308)
 Proceeds from insurance note payable                        -                  -        77,225                -                -
 Repayment of insurance note payable                         -            (62,020)      (15,205)               -                -
 Payment of deferred offering costs                    (73,844)           (30,043)            -                -                -
                                                   -----------         ----------      --------      -----------     ------------
   Net Cash Provided (Used) by
    Financing Activities                               (79,811)           332,957        43,208          877,493         (875,906)
                                                   -----------         ----------      --------      -----------     ------------
Net Increase (Decrease) in Cash and
 Cash Equivalents                                       15,702             38,586       (21,558)        (316,056)        (220,703)

Cash and Cash Equivalents, beginning of period          43,543              4,957        26,515          342,571          563,274
                                                   -----------         ----------      --------      -----------     ------------
Cash and Cash Equivalents, end of period           $    59,245         $   43,543      $  4,957      $    26,515     $    342,571
                                                   ===========         ==========      ========      ===========     ============

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the periods for:
  Interest                                         $     1,575         $   25,451      $  1,553      $   203,964     $  1,196,322
  Income tax                                       $   163,534         $        -      $      -      $         -     $    116,319

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the years ended April 30, 1995 the Company incurred capital lease obligations of $143,855 in connection with lease agreements to acquire equipment.

In July 1996, pursuant to a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code, the Company discharged approximately $17.2 million of allowed claims including a secured loan in the amount of $6.8 million owed to one creditor. The claims were discharged by a cash payment of $515,638 and the issuance of 3,198,798 shares of common stock. Of this amount, 2,976,000 shares were issued to one creditor which also satisfied $15,923 of loans made by the chief executive officer of the Company to the Company.




The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a.        The Company

                     Dynamic International, Ltd. (the "Company") is engaged in the sale and distribution of a diverse line of hand exercise and light exercise equipment, sports bags/luggage and gift products which are distributed throughout the United States.

           b.        Revenue

                     Revenue is recognized when the goods are shipped to the customer.

           c.        Fresh Start Reporting

                     Financial accounting during a Chapter 11 proceeding is prescribed in "Statement of Position 90-7 of the American Institute of Certified Public Accountants," titled "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), which the Company adopted effective July 31, 1996. The emergence from the Chapter 11 proceeding resulted in the creation of a new reporting entity without any accumulated deficit and with the Company's assets and liabilities restated at their estimated fair values (also see Note 2 Reorganization and Management Plan). Because of the application of fresh start reporting, the financial statements for periods after reorganization are not comparable in all respects to the financial statements for periods prior to reorganization.

           d.        Principles of Consolidation

                     The consolidated financial statements include the accounts of the Company and the wholly owned inactive subsidiary. All significant intercompany accounts and transactions have been eliminated.

           e.        Cash and Cash Equivalents

                     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

           f.        Inventories

                     Inventories consist principally of finished goods and are stated at the lower of cost; last-in, first-out method,
                     (LIFO) or market.

           g.        Property, Equipment and Depreciation

                     Property and equipment are stated at cost. Depreciation is provided generally by accelerated methods over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income. Estimated useful lives used in calculating depreciation are as follows:

                          Tools and dies                  5 years
                          Furniture and equipment         5 years to 7 years

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           h.        Deferred Offering Costs

                     Legal and accounting costs incurred in connection with the proposed public offering of the Company's common stock will be charged to additional paid-in capital upon completion of the proposed public offering. If the offering is not consummated, these costs will be expensed.

           i.        Advertising and Promotion

                     Advertising and promotion expense, primarily comprised of print media distributed to current and potential customers, is expensed as incurred.

           j.        Earnings Per Share

                     Earnings (loss) per share are based on the weighted average number of shares outstanding as adjusted for the 1 for 5 reverse split. Common stock equivalents are included in the calculation if they are dilutive. Amounts for the predecessor company (see Note 2) are not presented as they are not meaningful.

           k.        Use of Estimates

                     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           l.        Stock Options and Similar Equity Instruments

                     On January 1, 1996, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," for stock options and similar equity instruments (collectively, "Options") issued to employees; however, the Company will continue to apply the intrinsic value based method of accounting for options issued to employees prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issues to Employees," rather than the fair value based method of accounting prescribed by SFAS No. 123. SFAS No. 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

           m. Reorganization value in excess of amounts allocable to identifiable assets

                     The excess reorganization value is amortized over a period of eleven years on the straight line basis (see Note 2). Management re-evaluates the periods of amortization to

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

1.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           m. determine whether subsequent events and circumstances warrant revised estimates of useful lives. If impairment is deemed to exist, the excess reorganization value will be written down to fair value or projected discounted cash flows from related operations. As of April 30, 1997, management expects the asset to be fully recoverable.

2.         REORGANIZATION AND MANAGEMENT PLAN

           In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. However, due to defective products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial returns by its customers. Although pursuant to a written agreement, the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, they breached this agreement soon thereafter. For the year ended April 30, 1996, the Company suffered significant losses in the amount of approximately $3,700,000 from its venture into this line of business.

           At April 30, 1995, the Company was not in compliance with certain of the financial covenants which enabled the bank to declare the outstanding balances of all amounts due the bank to be immediately due and payable. In July 1995, the lender bank effectively terminated its relationship with the Company as it experienced difficulty in complying with the terms of the loans. As a result, certain collateral was liquidated by the lender bank. On August 22, 1995, the lender bank sold and assigned the loan balance of $6.8 million. The assigned loan was secured by a security interest in substantially all of the Company's assets. As discussed below, the assignor was issued 2,976,000 shares of new common stock in consideration of forgiving the $6.8 million outstanding loan.

           On August 23, 1995, the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. A Plan of Reorganization was filed by the Company on October 30, 1995 and subsequently amended and modified on February 22, 1996. On April 5, 1996, the creditors voted to accept the amended and modified Plan (the "Plan"), and on May 23, 1996, the court confirmed the Plan. The Plan was substantially consummated in August 1996. For accounting purposes, the Company assumed that the Plan was consummated on July 31, 1996.

           As contemplated by the Plan, a new company, Dynamic International, Ltd. was formed on July 29, 1996. On August 8, 1996, the Company merged into Dynamic International, Ltd. The capital structure and the balance sheet of the combined entity, immediately after the merger, were substantially the same as those of the company prior to the merger. The "new common stock" is referred to below as the common stock of Dynamic International, Ltd.

           Chapter 11 claims filed against the Company and subsequently allowed in the bankruptcy proceeding totaled approximately $17.2 million. The Plan discharged such claims through distributions of cash of approximately $515,000 and issuance of shares of new common stock. The cash distributions were paid in August 1996. A total of 3,198,798 shares of new common stock were issued on July 25, 1996 out of which 2,976,000 shares were issued to one secured creditor, which also satisfied $15,923 of loans made by the chief executive officer of the Company to the Company (see Note 4); 160,000 shares were issued to unsecured creditors, and

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

2.         REORGANIZATION AND MANAGEMENT PLAN (cont'd)

           62,798 shares were issued to the reconfirmation common stock equity interest holders.

           The discharge of claims was reflected in the April 30, 1996 financial statements. The stock distribution value is based on the reorganization value of the Company determined by projecting cash flows over an eleven year period and discounting such cash flows at a cost of capital rate of 15% and the statutory federal, state and local tax rates currently in effect. The discounted residual value at the end of the forecast period is based on the capitalized cash flows for the last year of that period. Cash distributions and the estimated stock distribution value totaling $531,561 has been recorded as other liabilities as of April 30, 1996. The gain of approximately $16.7 million resulting from the excess of the allowed claims over the total value of the cash and the common stock distributed to the secured and unsecured creditors has been recorded as an extraordinary gain for the year ended April 30, 1996.

           The eleven year cash flow projection was based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company, including, but not limited to those with respect to the future courses of the Company's business activity. Accordingly, there will usually be differences between projections and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

           As part of the reorganization, the Company will continue to sell hand exercise, light exercise equipment and luggage and sports bags, all of which have a proven market acceptance. Management believes it can increase revenues by increasing its focus on direct response marketing. Therefore, it intends to develop plans to use infomercials to market these products. Management believes these increased marketing efforts, adequate financing through its related entity, Achim Importing, discontinuance of the unprofitable products, and sustainable gross profit percentages, can be effectively implemented within the next twelve months. The Company adopted "fresh-start reporting" in accordance with Statement of Position ("SOP") 90-7 issued by the American Institute of Certified Public Accountants on July 31, 1996. SOP 90-7 calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the date of confirmation is less than the total of all postpetition and allowed claims, and if holders of existing voting shares immediately before confirmation receive less than 50 percent of the voting shares of the emerging entity, both conditions of which were satisfied by the Company. Although the confirmation date was May 23, 1996, fresh-start reporting was adopted on July 31, 1996. There were no material fresh-start related adjustments during the period May 23, 1996 to July 31, 1996.

           Under fresh start accounting, all assets and liabilities are restated to reflect their reorganization value, which approximates book value at date of reorganization. Therefore, no reorganization value has been allocated to the assets and liabilities. In addition, the accumulated deficit of the predecessor company at July 31, 1996 totaling $713,601 was eliminated, and at August 1, 1996, the reorganized company's financial statements reflected no beginning retained earnings or deficit. The reorganization value in excess of amounts allocable to identifiable assets is being amortized over an eleven year period on the straight line method. Amortization expense for the nine months ended April 30, 1997 was $9,108.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

2.         REORGANIZATION AND MANAGEMENT PLAN (cont'd)

           The following is a proforma balance sheet of the reorganized Company based on the discounted cash flows as discussed above.

                                                 Balance                                                          Reorganized
                                                  Sheet                  Stock                Fresh                 Company
                                              July 31, 1996             Exchange              Start               July 31, 1996
                                              -------------           ---------             ---------             -----------
Current Assets:
    Cash                                       $     4,957                                                         $     4,957
    Accounts receivable, net                     1,258,182                                                           1,258,182
    Inventory                                    2,268,853                                                           2,268,853
    Prepaid & refundable
       income taxes                                291,960                                                             291,960
    Other assets                                   328,030                                                             328,030
                                               -----------                                                         -----------
         Total Current Assets                    4,151,982                                                           4,151,982

    Fixed assets, net                              203,863                                                             203,863
    Other Assets                                    56,848                                                              56,848
    Reorganization value in
       excess of amounts allo-
       cable to identifiable assets                                                           133,580                  133,580
                                               -----------                                   ---------             -----------
         Total Assets                          $ 4,412,693                                  $ 133,580              $ 4,546,273
                                               ===========                                   =========             ===========

Current Liabilities:
    Loans payable - MG                         $   593,670                                                         $   593,670
    Loans payable - Trade                           62,020                                                              62,020
    Accounts payable and
       accrued expenses                          3,294,925                                                           3,294,925
    Capital lease obligations                       32,226                                                              32,226
    Other current liabilities                      531,561               (15,923)                                      515,638
                                               -----------             ---------             ---------             -----------
         Total Current Liabilities               4,514,402               (15,923)                    0               4,498,479

Other liabilities                                   21,658                                                              21,658
                                               -----------             ---------             ---------             -----------
         Total Liabilities                       4,536,060               (15,923)                    0               4,520,137
                                               -----------             ---------             ---------             -----------
Common stock par value                              17,444               (17,444)                                       15,994
                                                                          15,994
Additional paid in capital                         590,290              (590,291)             (580,021)                 10,145
                                                                         590,167
Accumulated deficit                               (713,601)                                    713,601                       0
                                               -----------             ---------             ---------             -----------
                                                  (105,867)               (1,574)              133,580                  26,139
Less: treasury stock                               (17,500)               17,497                                            (3)
                                               -----------             ---------             ---------             -----------
         Total Equity                             (123,367)               15,923               133,580                  26,136
                                               -----------             ---------             ---------             -----------
Total Liabilities and Equity                   $ 4,412,693             $       0             $ 133,580             $ 4,546,273
                                               ===========             =========             =========             ===========

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

2.         REORGANIZATION AND MANAGEMENT PLAN (cont'd)

           The other current liabilities adjustment is all comprised of loans from MG Holdings Corp. to pay creditors pursuant to the reorganization plan. The liability to the reorganized company is $515,638.

3.         INVENTORIES

           If the first-in, first-out (FIFO) method of accounting had been used by the Company, reported net income would have been decreased by $294,000 in fiscal 1997. Net income would have been increased by $263,000 in fiscal 1996, and the net loss would have been increased by $246,000 in fiscal 1995. On a FIFO basis, reported year end inventories would have increased by $24,000 in 1997, $318,000 in 1996 and $55,000 in 1995.

4.         RELATED PARTY TRANSACTIONS

           Pursuant to a Warehouse and Service Agreement dated as of September 1, 1996 (the "Warehousing Agreement") between the Company and an entity ("Related Party") owned by a major stockholder, the entity performs certain administrative services on behalf of the Company. Under the Warehousing Agreement, the entity assists, among other things, in the maintenance of financial and accounting books and records, in the preparation of monthly financial accounts receivable aging schedules and other reports and in the performance of credit checks on the Company's customers. In consideration for these services, Achim receives an annual fee, payable monthly, calculated at a percentage of the Company's invoiced sales originating at the warehouse ranging from 4% of the invoiced sales under $30 million to 3% of sales of $60 million or more. For sales not originating at the warehouse, Achim receives a service fee in the amount of 1.5% of the Company's invoiced sales to customers and accounts located in the United States if payment is made by letter of credit and 1% if such customers and accounts are located outside the United States, irrespective of manner of payment. In addition, under the Warehousing Agreement, the entity provides warehousing services consisting of receiving, shipping, and storing of the Company's merchandise. The Company pays Achim a monthly fee of 3% of its invoiced sales originating at the warehouse in connection with these warehousing services performed by Achim under the Warehousing Agreement.

           The Warehousing Agreement has a term of two years and is automatically renewable for additional one year periods unless written notice of termination is given at least six months prior to the commencement of a renewal period. During the fiscal year ended April 30, 1997, the Company accrued approximately $458,488 in fees under the Warehousing Agreement. Total warehousing and administrative expenses charged to operations for the nine months ended April 30, 1997 were approximately $364,000, for the three months ended July 31, 1996 were approximately $95,000 and for the year ended April 30, 1996 were approximately $164,000.

           The Related Party also purchases inventory for the Company and charges the Company for the invoiced amount of the inventory.

           Loan payable to the related party totaled $1,059,785 at April 30, 1997. Such note is secured by all of the Company's assets. On August 30, 1996, loans and other payables, including accrued interest totaling $1,205,109, were converted into the note payable. Interest is charged at the

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

4.         RELATED PARTY TRANSACTIONS (cont'd)

           Citibank prime rate plus 1%. This note is payable in 24 equal installments of principal and interest through August 5, 1998. At April 30, 1997, the Company was in arrears in the amount of $274,273 consisting of principal and interest. On July 10, 1997, the note was amended to allow the arrears and note payments to be deferred until the consummation of the Company's contemplated public offering (see
           Note 10) or the scheduled maturity of the note, whichever is earlier. Annual maturities of the note at 9.25% interest per annum is as follows:

                For the Year Ending
                -------------------
                    April 30,
                    1997 (in arrears)            $  237,053
                    1998                            607,478
                    1999                            215,254
                                                 ----------
                                                 $1,059,785
                                                 ==========

           Interest expense charged to operations for the nine months ended April 30, 1997 was $67,898, for the three months ended July 31, 1996 was $16,746 and $19,924 for the year ended April 30, 1996.

           Other amounts payable to the related party totaled $2,627,580 and $2,129,893, respectively, at April 30, 1997 and 1996. Such amounts represent unpaid inventory purchases and various fees due to the related party. The amounts payable for the purchase of inventory bears interest at the Citibank prime rate plus 1% from September 1996 to April, 1997 and the Citibank prime rate plus 3% prior to September 1996. The prime rate used was 8.25% for the period September 1996 to April 1997 and 8.5% for the period prior to September 1996 . Interest expense charged to operations was $111,411 for the nine months ended April 30, 1997, $34,380 for the three months ended July 31, 1996 and $115,004 for the year ended April 30, 1996. The weighted average interest rate at April 30, 1997 and 1996 was 9.25% and 11.5%, respectively.

5.         INCOME TAXES

           The Company utilizes an asset and liability approach to determine the extent of any deferred income taxes, as described in Statement No. 109, "Accounting for Income Taxes" of the Financial Accounting Standards Board. This method gives consideration to the future tax consequences associated with differences between financial statement and tax bases of assets and liabilities.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)


5.         INCOME TAXES (cont'd)

           There were no income tax liabilities at April 30, 1996. Income tax liabilities at April 30, 1997 included in income taxes payable consist of the following :

                                                                 1997
                                                                 ----
           Current taxes                                     $  103,700

           Deferred taxes:
               Federal                                                -
               Other income and franchise taxes                       -
                                                              ---------
               Total Income Tax Liability                     $ 103,700
                                                              =========

           At April 30, 1997, there are no temporary differences that would result in a deferred tax asset or liability. The deferred income tax assets and liabilities at April 30, 1996 consist of the following:

                                                                   1996
                                                                   ----
           DEFERRED TAX ASSETS:
               Bad debt reserves                              $    75,000
               Difference in book and tax treatment
                  for advertising costs                            16,000
               Net operating loss carryforwards                 8,783,000
               Other deferred tax assets                           50,000
                                                              ------------
                  TOTAL DEFERRED TAX ASSETS                     8,924,000
                                                              ------------
           DEFERRED TAX LIABILITY (ALLOCATED TO
               EXTRAORDINARY GAIN):

               Gain on discharge of prepetition
                  liabilities                                   7,511,000
                                                              ------------
                                                                7,511,000
                                                              ------------
               Valuation allowance for deferred
                  tax assets                                    (1,413,000)
                                                              ------------
                                                              $        -0-
                                                              ============

           The valuation allowance decreased by $1,094,000 in 1996.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

5.         INCOME TAXES (cont'd)

           A summary of the provision (credit) for income taxes is as follows:

                                           Reorganized                           Predecessor
                                              Company                              Company
                                         --------------             -----------------------------------------
                                           Nine Months
                                              Ended                   Year  Ended               Year Ended
                                         April 30, 1997             April 30, 1996             April 30, 1995
                                         --------------             --------------             --------------
           Current:
             Federal                       $    59,000                $        --                $(401,529)
             State and Local                    44,700                         --                    5,386
                                           -----------                -----------                ---------
                                               103,700                         --                 (396,143)
                                           -----------                -----------                ---------
           Deferred:
             Federal                                --                 (5,675,000)                 313,039
             State and Local                        --                 (1,836,000)                   1,014
                                           -----------                -----------                ---------
                                                    --                 (7,511,000)                 314,053
                                           -----------                -----------                ---------
                                           $   103,700                $(7,511,000)               $ ( 82,090)
                                           ===========                ===========                =========

           The reconciliation of the federal statutory income tax expense (credit) to the Company's actual income tax (credit) is as follows:

                                                     Reorganized                           Predecessor
                                                       Company                               Company
                                                    --------------           -----------------------------------------
                                                     Nine Months
                                                         Ended                Year  Ended                 Year Ended
                                                    April 30, 1997           April 30, 1996             April 30, 1995
                                                    --------------           --------------             --------------
           U.S. federal income taxes
             at statutory rate                        $  75,900                $ 2,361,000                $(3,845,205)
           Losses for which no benefit
             was provided                                    --                         --                    982,371
           Change in valuation
             allowance                                       --                 (1,094,000)                 2,506,820
           Reversal of previously
             established tax asset                           --                         --                    313,039
           Tax effect of permanent
             differences                                  5,400                      8,000                     17,035
            State income taxes, net of
             federal benefit                             25,000                    764,000                         --
           Benefit of unused net
             operating losses                                --                 (1,412,000)                        --
           Differences due to change in
             rate                                            --                   (627,000)                        --
           Other                                         (2,600)                        --                    (56,150)
                                                      ---------                -----------                -----------
                                                      $ 103,700                $       -0-                $   (82,090)
                                                      =========                ===========                ===========

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

5.         INCOME TAXES (cont'd)

           The Company had a net loss for the three months ended July 31, 1996 and accordingly, the Company has no income tax provision or liability for the period.

           The Company has a net operating loss for the year ended April 30, 1995 of approximately $8,400,000 of which $1,200,000 was carried back to prior years. The Company has filed prior year amended returns to claim the net operating loss carryback which results in refundable income taxes of approximately $287,000. As of April 30, 1997, the Company received $251,000 of the refundable income taxes. The balance of $36,000 is included in prepaid and refundable income taxes at April 30, 1997.

           At April 30, 1996, the net operating loss carryforward totaled approximately $19,500,000 of which approximately $16,700,000 will be utilized by the Company in its final tax return for the period May 1, 1996 to August 8, 1996 (see Note 2 re: merger into Dynamic International, Ltd.). Based on ownership changes resulting from the reorganization (see Note 2), the balance of the net operating loss carryforward is expected to be limited by the current provision of
           Section 382 of the Internal Revenue Code.

6.         COMMITMENTS AND CONTINGENCIES

           a.        Capital Leases

                     The Company is the lessee of equipment under capital leases expiring in various years through 1998.

                     In September 1995, the lessor of the Company's capital leases agreed to forgive the balance of the unpaid lease payments through September 1995 and to accept 60% of the remaining balance of the lease payments. As a result, the Company recognized $77,403 of income on the adjustment of the lease term. Such income is included in other income.

           b.        Operating Leases

                     Prior to August, 1995 the Company occupied space for its sales, executive offices, assembly and storage facilities under long term operating leases expiring August 1998. The leases provided for additional payments for insurance, taxes and other charges related to the premises. As part of the bankruptcy proceeding, the Company was discharged of the obligations of the leases. In October 1995 the Company relocated its premises, where the Company is charged warehousing fees and administration fees based on sales volume (see Note 4).

                     Rent expense for the years ended April 30, 1996 and 1995 was $341,427 and $583,596.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

6.         COMMITMENTS AND CONTINGENCIES (cont'd)

           c.        Royalty Obligations

                     The Company has entered into various royalty, licensing, and commission agreements for products sold by the Company. These agreements provide for minimum payments and a percentage of specific product sales, over a period of one to eight years. Royalty expense for the nine months ended April 30, 1997 was approximately $353,000, for the three months ended July 31, 1996 was $94,000 and for the years ended April 30, 1996 and 1995 was approximately $275,000 and $779,000, respectively.

           d.        Defined Benefit Pension Plan

                     On September 26, 1996, the Defined Benefit Employees Retirement Plan was terminated under a distress termination approved by the United States Bankruptcy Court. The defined benefit pension obligation prior to the termination was $860,945. As part of the bankruptcy proceeding, the obligation was settled for $38,743 resulting in a gain of $822,202 which is reflected in the extraordinary gain on discharge of prepetition liabilities for the year ended April 30, 1996.

           e.        401(k) Plan

                     On January 1, 1990, the Company adopted a 401(k) plan. The plan covers all eligible employees. Eligible employees may contribute from 1% to 15% of their salaries subject to the statutory maximum of $9,240 for the 1995 and 1994 calendar years. The plan also provided matching contributions by the Company of 25% of the employees' contributions to a maximum contribution of 1% of the employees' salaries. On May 31, 1996, the plan's summary plan description was modified to make matching contributions discretionary. No matching contributions were made by the Company for the 1996 calendar year nor will any be made by the 1997 calendar year.

                     The 401(k) expense amounted to $0 for the period May 1, 1996 to April 30, 1997 and $2,600 and $9,460 for the years ended April 30, 1996 and 1995, respectively.

           f.        Union Pension Plan

                     Certain union employees participate in a multiemployer retirement plan sponsored by their union. The Company is required to pay seven cents ($.07) per hour per employee to the plan. The data available from administrators of the multi-employer plan is not sufficient to determine the accumulated benefit obligation, nor the net assets attributable to the multiemployer plan in which Company employees participate. As of October 1995, the Company no longer has any union employees. For the years ended April 30, 1996 and 1995 pension expenses for the union employees were $3,745 and $1,680, respectively.

           g.        Litigation

                     In the normal course of its operations, the Company has been named as a defendant in several product liability lawsuits that in the opinion of management are not material to the financial statements taken as a whole and are substantially covered by the Company's product liability insurance.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

7.         MAJOR CUSTOMERS

           During the year ended April 30, 1996, sales to three major customers were approximately 19%, 18%, and 14% ($1,359,000, $1,287,000 and
           $1,001,000, respectively) of the Company's net sales. At April 30, 1996, accounts receivable from these customers totaled $465,506. During the year ended April 30, 1995, sales to two major customers were approximately 26% and 14% ($8,459,000 and $4,555,000, respectively) of the Company's net sales. At April 30, 1995, there were no accounts receivable from these customers. The Company sells a limited amount to foreign customers. There were no material receivables subject to foreign currency fluctuations.

           During the nine months ended April 30, 1997 sales to major customers were approximately $3,080,180. At April 30, 1997 accounts receivable from these customers totaled $379,902. During the three months ended July 31, 1996, sales to major customers were approximately $837,450. At July 31, 1996, accounts receivable from these customers totaled $548,726.

8.         CREDIT RISK/FINANCIAL INSTRUMENTS

           Due to the nature of its business and the volume of sales activity, the Company's cash balance occasionally exceeds the $100,000 protection of FDIC insurance. At April 30, 1997 there was no such excess balance. At April 30, 1996 such excess balances totaled approximately $207,000. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash and cash equivalents.

           The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that it does not have an accounts receivable credit risk exposure beyond the allowance provided. The Company does not require collateral or other security to support financial instruments subject to credit risk.

           The carrying amounts of short-term debt reported in the balance sheets approximate fair value. The fair value of the Company's long-term debt (including the current portion) also approximates its carrying amount in the balance sheets based on the rates currently available to the Company for similar debt with similar terms.

9.         SIGNIFICANT RISKS AND UNCERTAINTIES

           a. The Company's exercise products compete with products marketed and sold by a number of companies. The Company's main competitors in this area possess far greater financial and other resources, including sales forces, than the Company. However, the Company believes that as a result of its ability to use trademark names for which it pays royalties, it will be able to retain its share of the market. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

                     The Company's luggage products compete with products designed by a number of the largest companies in the industry. The Company believes that because of its concentration on the upscale lifestyle and more specialized leisure market that are associated with its use of trademark names, the Company will be able to continue to grow its luggage business. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

9.         SIGNIFICANT RISKS AND UNCERTAINTIES (cont'd)

           b. Most of the Company's products are purchased from the Philippines, Taiwan and Hong Kong. The Company believes that, if necessary, it will be able to obtain its products from firms located in other countries at little, if any, additional expense. As a consequence, the Company believes that an interruption in deliveries by a manufacturer located in a particular country will not have a material adverse impact on the business of the Company. Nevertheless, because of political instability in a number of the supply countries, occasional import quotas and other restrictions on trade or otherwise, there can be no assurance that the Company will at all times have access to a sufficient supply of merchandise.

10.        OTHER ITEMS

           a.        Discontinued Products

                     In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Sales of the treadmills and ski machines began in June 1994. The Company sold approximately $24,000,000 of these products from June 1, 1994 to August 23, 1995. Approximately $17,600,000 or 73% of these products were shipped directly to consumers. Due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial chargebacks by its customers. Although, pursuant to a written agreement, the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, they breached this agreement soon thereafter. As a result, during April 1995, the Company issued credits to customers for approximately $5,000,000 of the $7,487,000 of credits for the fiscal year ended April 30, 1995. The Company issued another $3,211,000 in credits for defective merchandise during the fiscal year ended April 30, 1996.

                     The following table sets forth the financial statement effect of the Company's line of treadmills and ski machines for the periods indicated:

                                   Reorganized      Predecessor
                                     Company         Company
                                   for the Nine    for the Three                     Predecessor Company
                                   Months Ended     Months Ended                      For the Years Ended
                                  April 30, 1997    July 31, 1996          April 30, 1996            April 30, 1995
                                  --------------    -------------          --------------            --------------
           Sales                       $ --               $ --               $   597,000                $ 23,255,000
           Credits                       --                 --                (3,210,900)                 (7,487,000)
                                       ----               ----               -----------                ------------
           Net Sales                     --                 --                (2,613,900)                 15,768,000
           Inventory
             Reserve                     --                 --                        --                  (1,320,063)
           Cost of Sales                 --                 --                   156,000                 (18,604,172)
                                       ----               ----               -----------                ------------
           Gross Loss                  $ --               $ --               $(2,457,900)               $ (4,156,235)
                                       ====               ====               ===========                ============

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     (INFORMATION AS OF AND FOR THE PERIOD ENDED JULY 31, 1997 IS UNAUDITED)
                                   (continued)

10.        OTHER ITEMS (cont'd)

           a.        Discontinued Products (cont'd)

                     The sale of these products was discontinued in August 1995, and all inventory was disposed of by October 1995. Currently, the Company does not believe that there will be additional returns of these products or that any claims relating thereto remain to be settled.

           b.        Public Offering

                     The Company is offering for public sale 1,200,000 units, each consisting of one share of common stock, one Class A Warrant and one Class B Warrant at $5.00 per unit. Although no assurance can be given that the sale will be successful, the Company intends to utilize the net proceeds of approximately $5,100,000 for the repayment of current debt, purchase of inventory, general corporate services, and working capital.

                     Simultaneous with the public offering, the Company intends to declare a one for five reverse stock split. All share data for the reorganized Company has been adjusted for the split.

                     The following supplementary earnings per share reflect the repayment of indebtedness of $1,200,000 and the resulting reduction of interest expense and increase in net income as if it had taken place at the beginning of the reorganization period.

                                                For the Three Months        For the Nine Months
                                                 Ended July 31, 1997       Ended April 30, 1997
                                                 -------------------       --------------------
                     Net Income                           $   54,118                $   155,738
                     Earnings Per Share                          .02                        .05
                     Number of Shares                      3,438,258                  3,438,258

           c.        Earn Out Agreement

                     In March 1997, the Company entered into an agreement with Marton Grossman, the Company's chairman and president which provides for the issuance to Mr. Grossman an aggregate 2,000,000 shares of common stock if the Company reaches certain earnings criteria as follows:

                                                        Earnings Before                        Shares to
                           Year Ending                     Income Tax                          Be Issued
                           -----------                     ----------                          ---------
                         April 30, 1998                   $   500,000                            400,000
                         April 30, 1999                   $ 1,000,000                            600,000
                         April 30, 2000                   $ 1,500,000                          1,000,000

                     If the earning criteria is not met in any one of the above years, but is cumulatively met in the subsequent year, then the number of shares to be issued will be the cumulative number of shares at that year end. Issuance of the shares will result in compensation expense to the Company. Compensation expense will be measured based on the fair value of the shares at the time the performance conditions are achieved. Determination will be based on the best estimate of the outcome of the performance condition. Compensation will be recognized in the periods in which the performance conditions are achieved.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

10.        OTHER ITEMS (cont'd

           d.        Consulting Agreement

                     The Company anticipates entering into a three year consulting agreement with the underwriter to provide financial consulting services for a fee of $20,000.

           e.        Underwriter's Purchase Warrants

                     As part of the consideration of its services in connection with the registration statement, the Company has agreed to issue to the underwriter, for nominal consideration, warrants to purchase up to 120,000 units at an exercise price of $8.25 per unit for a period of five years. The Class A Warrants and Class B Warrants underlying the units included in the underwriter's warrants will be exercisable at a price of $9.90 and $16.50 per share, respectively, or 165% of the then exercise price of the warrants offered to the public for a period of five years commencing with the closing of the registration statement. The non-cash cost of such warrants, representing a cost of raising capital, will be recorded as a charge and credit to additional paid-in capital when the warrants are issued. As capital in nature, they are not compensatory.

           f.        Underwriter Option

                     The Company has granted the underwriter an option exercisable for 45 days from the effective date of the registration statement to purchase up to 180,000 units at the public offering price less the underwriting discounts.

11.        AUTHORITATIVE PRONOUNCEMENTS

           a. The FASB issued SFAS No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities" in June of 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS No. 125 is effective for financial statements issued for fiscal years occurring after December 31, 1996 and is to be applied prospectively. The Company does not have transactions which come under the general heading of "Transfers of Servicing of Financial Assets," and the added refinements for "Extinguishment of Debt" are not expected to be significant. Therefore, SFAS 125 is not expected to have any effect on the Company.

           b. The FASB has issued SFAS No. 128, "Earnings Per Share" and FASB No. 129, "Disclosure of Information About Capital Structure." Both are effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 simplifies the computation of earning per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share. The statement requires dual presentation of basic and diluted earnings per share by entities with complex capital structures. Basic earnings per share include no dilution and is computed by dividing income available to common stockholders by the weighted average number of shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                                   (continued)

11.        AUTHORITATIVE PRONOUNCEMENTS (cont'd)

           b. While the Company has not analyzed SFAS No. 128 sufficiently to determine its long-term impact on per share reported amounts, SFAS No. 128 should not have a significant effect on historically reported per share loss amounts.

                     SFAS No. 129 does not change any previous disclosure requirements but, rather, consolidates existing disclosure requirements for ease of retrieval.

           c. In June 1997, the FASB issued SFAS 130, "Reporting Comprehensive Income" and SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". Both are effective for financial statements for fiscal years beginning after December 15, 1997. The Company will adopt both statements on May 1, 1998. Adoption is not expected to have a material impact on the financial position and results of operations.

12.        UNAUDITED INTERIM FINANCIAL STATEMENTS

           The financial statements as of July 31, 1997 and for the three months ended July 31, 1997 are unaudited. However, in the opinion of management, all adjustments necessary for a fair presentation of the financial statements for the interim period have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

              INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL SCHEDULE



To the Board of Directors and Shareholders
Dynamic International, Ltd.

Our report on the consolidated financial statements of Dynamic International, Ltd. and its subsidiary as of April 30, 1997 and 1996 and for the nine months ended April 30, 1997 and three months ended July 31, 1996 is included on page F-1 of this Form S-1. In connection with our audit of such financial statements, we have also audited the related accompanying financial statement Schedule II - Valuation and Qualifying Accounts for the nine months ended April 30, 1997, the three months ended July 31, 1996, and the year ended April 30, 1996.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.




                                              Moore Stephens, P.C.
                                              Certified Public Accountants


New York, New York
June 27, 1997

                      DYNAMIC CLASSICS, LTD. AND SUBSIDIARY
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                         REORGANIZED        PREDECESSOR        PREDECESSOR
                                                           COMPANY            COMPANY            COMPANY
                                                         FOR THE NINE      FOR THE THREE       FOR THE YEAR
                                                         MONTHS ENDED       MONTHS ENDED           ENDED
                                                           APRIL 30,          JULY 31,           APRIL 30,
                                                             1997              1996                1996
                                                           --------           --------           --------
Allowance for doubtful accounts balance - beginning        $167,000           $167,000           $     --
Additions charged to income                                      --                 --            167,000
Recovery of uncollectible accounts - net                         --                 --                 --
Writeoffs of uncollectible amounts                               --                 --                 --
                                                           --------           --------           --------
Allowance for doubtful accounts balance - ending           $167,000           $167,000           $167,000
                                                           ========           ========           ========

================================================================================

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by the Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there had been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Additional Information ....................................................
Prospectus Summary ........................................................
Risk Factors ..............................................................
Management's Discussion and Analysis
  of Financial Conditions and
  Results of Operations ...................................................
Dilution ..................................................................
Use of Proceeds ...........................................................
Capitalization ............................................................
Business ..................................................................
Management ................................................................
Executive Compensation ....................................................
Certain Relationships and
  Related Transactions ....................................................
Disclosure of Commission Position on
  Indemnification For Securities
  Act Liability ...........................................................
Security Ownership of Certain
  Beneficial Owners and
  Management ..............................................................
Description of Securities .................................................
Underwriting ..............................................................
Legal Matters .............................................................
Experts ...................................................................
Index to Financial Statements .............................................  F-1

Until        , 1997 (25 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================

                                 1,200,000 UNITS

                           DYNAMIC INTERNATIONAL, LTD.

                                   ----------
                                   PROSPECTUS
                                   ----------

                              _____________ , 1997

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      The following statement sets forth the estimated expenses in connection with the offering described in the Registration Statement, all of which will be borne by the Registrant.

Securities and Exchange Commission Fee ...........                      $ 10,000
NASD Fee .........................................                      $  5,000
NASDAQ Listing Fee ...............................                      $ 10,000
Accountants' Fees ................................                      $ 50,000
Legal Fees .......................................                      $130,000
Blue Sky Qualification, Fees and Expenses ........                      $ 35,000
Company's Administrative Expenses ................                      $ 20,000
Printing and engraving ...........................                      $ 30,000
Miscellaneous ....................................                      $ 10,000

TOTAL ............................................                      $300,000
                                                                        ========

Item 14. Indemnification of Directors and Officers.

      Registrant's Articles of Incorporation provide that no officer or director shall have any personal liability for damages as a result of breach of fiduciary duty as a director or officer, except (i) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of law. Article 10 of the Registrant's By-Laws provides that:

            "(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

            (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

            (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association."

      Sections 78.751 and 78.752 of the Nevada Revised Statutes are set forth below:

      78.751. Indemnification of officers, directors, employees and agents; advancement of expenses.

      1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that he court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a) By the stockholders;

      (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

      (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written quorum opinion; or

      (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and director incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication established that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

      78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

      1. A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

      2. The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

      (a) The creation of a trust fund.

      (b) The establishment of a program of self-insurance.

      (c) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

      (d) The establishment of a letter of credit, guaranty or surety.

      No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeal therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      3. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation of any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

      4. In the absence of fraud:

      (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

      (b) The insurance or other financial arrangement:

            (1) Is not void or voidable; and

            (2) Does not subject any director approving it to personal liability for his action,

      even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      5. A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.

      The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such persons.

Item 15. Recent Sales of Unregistered Securities


      In August and September 1996 Registrant issued an aggregate of approximately 3,200,000 shares of Common Stock to existing shareholders and to its creditors in settlement of claims under the Plan of Reorganization that was confirmed by the Bankruptcy Court in May 1996. The issuances were exempt from registration under Section 1145 of the Bankruptcy Code.


      Also during August and September 1996, Registrant, in connection with its merger with Dynamic Classics, Ltd., Registrant's predecessor corporation ("DCL"), issued shares of Common Stock in exchange for all issued and outstanding shares of DCL Common Stock. The capital structure and balance sheet of the combined entity were substantially identical to those of the DCL prior to the merger. As a result, the issuances pursuant to this exchange were exempt from registration under Rule 145 promulgated under the Securities Act.

Item 16. Exhibits and Financial Statements Schedules.


          1       Revised Form of Underwriting Agreement


          1.01    Form of Unit Purchase Option(1)

          1.02    Form of Financial Advisory and Consulting Agreement(1)

          1.03    Form of Selected Dealers Agreement(1)

          2.01 Agreement of Merger dated July 19, 1996 between the Company and Dynamic Classics, Ltd.(2)

          2.02 Second Amended and Modified Plan of Reorganization dated February 22, 1996 (the "Plan")(3)

          2.03 Errata Sheet and Correction Statement with respect to the Plan dated May 7, 1996(3)

          2.04    Order Confirming the Plan dated May 23, 1996(3)

          3.01    Certificate of Incorporation(2)


          3.01(a) Amendment to Certificate of Incorporation


          3.02    By-laws(2)

          4.01 Revised Form of Warrant Agreement to be entered into between the Company and American Stock Transfer & Trust Company


          4.02    Form of Common Stock Certificate(2)


          4.03(a) Revised Form of A Warrant Certificate

          4.03(b) Revised Form of B Warrant Certificate

          5       Legal Opinion of Heller, Horowitz & Feit, P.C.(1)


          10.01 License Agreement with Spalding Sports Worldwide dated April 1, 1994(4)

          10.02 License Agreement dated January 8, 1993 with Chrysler Corporation (4)


          10.03   Endorsement Agreement dated December 22, 1994 with Kathy
                  Ireland


          10.04 Warehousing and Service Agreement dated as of September 1, 1996 with Achim Importing Inc.(5)


          10.05 License Agreement dated November 1, 1996 by and between New Century Marketing & Distributors, Inc. and Dynamic Insulated Products, Inc.


          10.06   Bonus Agreement with Marton Grossman(1)

          16.01   Letter from Hoberman Miller & Co. dated October 23, 1996 (6)


          23.01   Consent by Heller, Horowitz & Feit, P.C. (included in Exhibit
                  5)

          23.02   Consent by Moore Stephens, P.C. (Included in Part II)

          23.03 Consent by Hoberman, Miller, Goldstein & Lesser, P.C. (Included in Part II)


----------
(1)   Previously filed.

(2)   Incorporated by reference to the Company's Form 8-B filed October 3, 1996.

(3) Incorporated by reference to the Company's Report on Form 8-K filed October 3, 1996.

(4) Incorporated by reference to the Annual Report on Form 10-K for 1994 for Dynamic Classics, Ltd. (File No. 0-8376).

(5)   Incorporated by reference to the Annual Report on Form 10-K for 1996.

(6) Incorporated by reference to the Current Report on Form 8-K/A dated October 23, 1996




Item 17. Undertakings.

            The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) Include any prospectus required by section 10(a)(3) of the
            Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The Company will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has authorized this registration statement or amendment to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 6th day of November 1997.


                                        DYNAMIC INTERNATIONAL, LTD.

                                        By: /s/
                                           -------------------------------------
                                           Marton Grossman, Chairman
                                           and President

In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

Signature                                   Title                  Date
---------                                   -----                  ----



 /s/                                                          November 6, 1997
-------------------------------
Marton Grossman                     Chairman and President


 /s/                                                          November 6, 1997
------------------------------
Isaac Grossman                      Director


 /s/                                                          November 6, 1997
------------------------------
Sheila Grossman                     Director



------------------------------
Bernard Goldman                     Director



------------------------------
Harry P. Braunstein                 Director


 /s/                                                          November 6, 1997
-----------------------------
William P. Dolan                    Vice President
                                    Chief Financial
                                    and Accounting Officer

                                                                   Exhibit 23.02


                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the use in this Registration Statement on Form S-1 of Dynamic International, Ltd. of our reports dated June 27, 1997, appearing in the Prospectus which is part of this Registration Statement.

            We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                              Moore Stephens, P.C.


New York, New York
November 6, 1997

                                                                   Exhibit 23.03


                         CONSENT OF INDEPENDENT AUDITORS


            We consent to the use in this Amendment No. 3 to the Registration Statement and Prospectus of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd.) on Form S-1 relating to the offering of 1,200,000 units (each unit consisting of one share of common stock, one redeemable Class A warrant and one redeemable Class B warrant), of our report dated June 26, 1996, on the consolidated financial statements of Dynamic Classics, Ltd. and Subsidiary contained in this Registration Statement, and to the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.



                                   HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C.


New York, New York
November 5, 1997

          Exhibit Index
          -------------

1         Revised Form of Underwriting Agreement

1.01      Form of Unit Purchase Option(1)
1.02      Form of Financial Advisory and Consulting Agreement(1)
1.03      Form of Selected Dealers Agreement(1)
2.01 Agreement of Merger dated July 19, 1996 between the Company and Dynamic Classics, Ltd.(2)
2.02 Second Amended and Modified Plan of Reorganization dated February 22, 1996 (the "Plan")(3)
2.03 Errata Sheet and Correction Statement with respect to the Plan dated May 7, 1996(3)
2.04      Order Confirming the Plan dated May 23, 1996(3)
3.01      Certificate of Incorporation(2)
3.01(a)   Amendment to Certificate of Incorporation
3.02      By-laws(2)
4.01 Revised Form of Warrant Agreement to be entered into between the Company and American Stock Transfer & Trust Company
4.02      Form of Common Stock Certificate(2)
4.03(a)   Revised Form of A Warrant Certificate
4.03(b)   Revised Form of B Warrant Certificate
5         Legal Opinion of Heller, Horowitz & Feit, P.C.(1)
10.01     License Agreement with Spalding Sports Worldwide dated April 1,
          1994(4)
10.02     License Agreement dated January 8, 1993 with Chrysler Corporation (4)
10.03     Endorsement Agreement dated December 22, 1994 with Kathy Ireland
10.04 Warehousing and Service Agreement dated as of September 1, 1996 with Achim Importing Inc.(5)
10.05 License Agreement dated November 1, 1996 by and between New Century Marketing & Distributors, Inc. and Dynamic Insulated Products, Inc.
10.06     Bonus Agreement with Marton Grossman(1)
16.01     Letter from Hoberman Miller & Co. dated October 23, 1996 (6)
23.01     Consent by Heller, Horowitz & Feit, P.C. (included in Exhibit 5)
23.02     Consent by Moore Stephens, P.C. (Included in Part II)
23.03     Consent by Hoberman, Miller, Goldstein & Lesser, P.C. (Included in
          Part II)

----------
(1)   Previously filed.
(2)   Incorporated by reference to the Company's Form 8-B filed October 3, 1996.
(3) Incorporated by reference to the Company's Report on Form 8-K filed October 3, 1996.
(4) Incorporated by reference to the Annual Report on Form 10-K for 1994 for Dynamic Classics, Ltd. (File No. 0-8376).
(5)   Incorporated by reference to the Annual Report on Form 10-K for 1996.
(6) Incorporated by reference to the Current Report on Form 8-K/A dated October 23, 1996



                                      II-10